Registered No. 2367004

                               The Companies Acts

                        Public Company Limited by Shares



                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       of

                           THE NATIONAL GRID GROUP plc






                                 McKenna & Co.,
              Mitre House, 160 Aldersgate Street, London, EC1A 4DD
                   Telephone: 0171-606 9000 Fax: 0171-606 9100
                                   CDE Box 724

                     File Ref: 37459-0256 Doc Ref: D1201.GMG

Registered No. 2367004

                               The Companies Acts
                        Public Company Limited by Shares


                            MEMORANDUM OF ASSOCIATION

                                       of

                           THE NATIONAL GRID GROUP plc


1.    The Company's name is "The National Grid Group plc".

2.    The Company is to be a public company.

3.    The Company's registered office is to be situated in England and Wales.

4.
      1/The objects for which the Company is established are:-

4.1 to carry on the business of a holding company and to acquire by purchase, exchange, subscription or otherwise and to hold the whole or any part of the shares, stocks, debentures and other securities and interests of and in any corporations, companies, associations or firms for the time being engaged, concerned or interested in any industry, trade or business and to promote the beneficial co-operation of any such corporations, companies, associations or firms as well with

--------
      1/ The Company's objects clause were amended by a special resolution passed on 4th April, 1990 which became unconditional on 5th April, 1990, and by a special resolution passed on 17th November, 1995 which became unconditional on 11th December, 1995.



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

      one another as with the Company and to exercise in respect of such investments and holdings all the rights, powers and privileges of ownership including the right to vote thereon;

4.2 to employ the funds of the Company in the development and expansion of the business of the Company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the Company or any of its subsidiary or associated companies or in any other industry ancillary thereto or in any business which can conveniently be carried on in connection therewith;

4.3 to co-ordinate the administration, policies, management, supervising, control, research, development, planning, manufacture, trading and any and all other activities of, and to act as financial advisers and consultants to, any company or companies or group of companies now or hereafter formed or incorporated or acquired which may be or may become related or associated in any way with the Company or with any company related or associated therewith and either without remuneration or on such terms as to remuneration as may be agreed;

4.4 to guarantee the payment of dividends on any shares in the capital of any of the corporations, companies or associations in which the Company has or may at any time have an interest, and to become surety in respect of, endorse, or otherwise guarantee the payment of, the principal of or interest on any shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, acceptances, drafts, bills of exchange or evidence of indebtedness issued or created by any such corporations, companies or associations;




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

4.5 to become surety for or guarantee the carrying out and performance of, any and all contracts, leases and obligations of every kind, of any corporation, company or association, any of whose shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, acceptances, bills of exchange or evidence of indebtedness, are at any time held by or for the Company, or in which the Company is interested or with which it is associated, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such shares, scrip, bonds, coupons, mortgages, debentures, debenture stock, securities, notes, drafts, bills of exchange or evidence of indebtedness;

4.6 to organise, incorporate, reorganise, finance, aid and assist, financially or otherwise, companies, corporations, syndicates, partnerships, associations and firms of all kinds and to underwrite or guarantee the subscription of, shares, stocks, debentures, debenture stock, bonds, loans, obligations, securities or notes of any kind, and to make and carry into effect arrangements for the issue, underwriting, resale, exchange or distribution thereof;

4.7 to carry on the business of land and property developers of every and any description and to acquire by purchase, lease, concession, grant, licence or otherwise such lands, buildings, leases, underleases, rights, privileges, stocks, shares and debentures in public or private companies, corporate or unincorporate, policies of insurance and other such property as the Company may deem fit and shall acquire the same for the purposes of investment and development and with a view to receiving the income therefrom; and to enter into any contracts and other arrangements of all kinds with persons having dealings with the Company on such terms and for such periods of time as the Company may from time to time determine, on a commission or fee basis or otherwise, and to



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

      carry on any other trade or business, whatever, of a like and similar nature;

4.8 to carry on all kinds of promotion business and, in particular, to form, constitute, float, lend money to, assist, manage and control any companies, associations or undertakings whatsoever and to market, advertise or promote goods, services, material (tangible or intangible) or any other thing whatsoever;

4.9 to vary the investments and holdings of the Company as may from time to time be deemed desirable;

4.10 to act as trustee of any kind including trustee of any deeds constituting or securing any debentures, debenture stock or other securities or obligations and to undertake and execute any trust or trust business (including the business of acting as trustee under wills and settlements), and to do anything that may be necessary or assist in the obtaining of any benefit under the estate of an individual, and also to undertake the office of executor, administrator, secretary, treasurer or registrar or to become manager of any business, and to keep any register or undertake any registration duties, whether in relation to securities or otherwise;

4.11 to provide technical, cultural, artistic, educational, entertainment or business material, facilities, information or services and to carry on any business involving any such provision;

4.12 to carry on the business of commission agents, factors, general merchants and dealers in every description of goods, exporters and importers, concessionaries,



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      wholesale and retail traders, carriers, warehousemen, designers, advertising contractors or agents, or trustees, brokers or agents for any company;

4.13 to manufacture, develop, process, refine, repair, purchase, sell, export, import, deal in or let on hire all kinds of goods, substances, articles, services and material (tangible or intangible) of any kind which may be advantageous to the Company or which any of the customers or other companies having dealings with the Company may from time to time require;

4.14 to provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind;

4.15 to acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company;

4.16 to enter into any arrangements with any government or authority or person and to obtain from any such government or authority or person any legislation, orders, rights, privileges, franchises and concessions and to carry out, exercise and comply with the same;

4.17 to purchase, take on lease or in exchange, hire, renew, or otherwise acquire and hold for any estate or interest, and to sell, let, grant licences, easements, options and other rights over or otherwise deal with or dispose of, in whole or in part, any lands, buildings, machinery, rights, stock-in-trade, business concerns, choses in action, and any other real and personal property of any kind including all of the assets of the Company and to perform any services or render any



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      consideration and to construct, equip, alter and maintain any buildings, works and machinery necessary or convenient for the Company's business and in each case for any consideration (including in particular but without detracting from the generality of the foregoing for any securities or for a share of profit or a royalty or other periodical or deferred payment);

4.18 to enter into partnership or any other arrangement for sharing profits or joint venture or co-operation with any company carrying on, engaged in or about to carry on or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to subsidise or otherwise assist any such company;

4.19 to invest money of the Company (or any of its subsidiaries) in any investments and to hold, sell or otherwise deal with investments or currencies or other financial assets and to carry on the business of an investment company;

4.20 to lend or advance money or otherwise give credit or provide financial accommodation to any company with or without security and to deposit money with any company and to carry on the business of a banking, finance or insurance company;

4.21 for any reason whatsoever to mortgage, charge, pledge or otherwise secure, either with or without the Company receiving any consideration or advantage, all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company and to guarantee, indemnify or otherwise support or secure, either with or without the Company



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      receiving any consideration or advantage and whether by personal covenant or by mortgaging, charging, pledging or otherwise securing all or any part of the undertaking, property, assets, rights and revenues present and future and uncalled capital of the Company or by any or all such methods or by any other means whatsoever, the liabilities and obligations of any person, firm or company including but not limited to any company which is for the time being a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company;

4.22 to borrow and raise money and accept money on deposit and to secure or discharge any debt or obligation of or binding on the Company or any other company and in particular by mortgaging or charging all or any part of the undertaking, property and assets (present or future) and the uncalled capital of the Company, or by the creation and issue, on such terms as may be thought expedient, of securities of any description;

4.23 to undertake interest rate and currency swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including hedging agreements and derivatives of any kind and all or any of which may be on a fixed and/or floating rate basis and/or in respect of Sterling, any other currencies, basket of currencies including but not limited to European Currency Units (as the same may from time to time be designated or constituted) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, forward rate agreements, futures contracts or other financial instruments including



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      hedging agreements and derivatives of any kind they may be undertaken by the Company on a speculative basis or otherwise;

4.24 to undertake any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or combination of these transactions and whether for the purposes of risk management, on a speculative basis or otherwise;

4.25 to draw, make, accept, indorse, discount, execute, issue, negotiate and deal in promissory notes, bills of exchange, shipping documents and other instruments and securities (whether negotiable, transferable or otherwise) and to buy, sell and deal in foreign currencies;

4.26 to buy, sell, export, manufacture and deal in all kinds of goods, stores and equipment whether in connection with any of the above activities or otherwise and to act as agents for all purposes;

4.27 to apply for, purchase or otherwise acquire any patents, licences, concessions, privileges and like rights, conferring a non-exclusive or exclusive or limited right to use, or any secret or other information as to any invention which is capable of being used for any of the purposes of the Company, or



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      the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, grant licences in respect of, or otherwise turn to account, the rights and information so acquired;

4.28 to apply for and take out, purchase or otherwise acquire, sell, licence, transfer, deal or trade in any way in trade marks and names, service marks and names, designs, patents, patent rights, inventions, secret processes, know-how and information and any form of intellectual property and to carry on the business of an inventor, designer or research organisation;

4.29 to sell, improve, manage, develop, lease, mortgage, let, charge, dispose of, turn to account, or otherwise deal with all or any part of the undertaking or property or rights of the Company, and to sell the undertaking of the Company, or any part thereof for such consideration as the Company may think fit, and in particular for cash, shares, debentures or debenture stock or other obligations, whether fully paid or otherwise, of any other company;

4.30 to issue and allot securities of the Company for cash or in payment or part payment for any real or personal property purchased or otherwise acquired by the Company or any services rendered to the Company or as security for any obligation or amount (even if less than the nominal amount of such securities) or for any other purpose;

4.31 to give any remuneration or other compensation or reward for services rendered or to be rendered in placing or procuring subscriptions of, or otherwise



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

      assisting in the issue of, any securities of the Company or in or about the formation of the Company or the conduct or course of its business, and to establish or promote, or concur or participate in establishing or promoting, any company, fund or trust and to subscribe for, underwrite, purchase or otherwise acquire securities of any company, fund or trust and to carry on the business of company, fund, trust or business promoters or managers and of underwriters or dealers in securities, and to act as director of, and as secretary, manager, registrar or transfer agent for, any other company;

4.32 to grant or procure the grant of donations, gratuities, pensions, annuities, allowances, or other benefits, including benefits on death, to any directors, officers or employees or former directors, officers or employees of the Company or any company which at any time is or was a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company or otherwise associated with the Company or of any predecessor in business of any of them, and to the relations, connections or dependants of any such persons, and to other persons whose service or services have directly or indirectly been of benefit to the Company or whom the board of directors of the Company considers have any moral claim on the Company or to their relations, connections or dependants, and to establish or support any funds, trusts, insurances or schemes (including in particular but without detracting from the generality of the foregoing any trust or scheme relating to the grant of any option over, or other interest in, any share in the capital of the Company or of any other company, or in any debenture or security of any corporation or company, including the



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

      Company) or any associations, institutions, clubs or schools, or to do any other thing likely to benefit any such persons or otherwise to advance the interests of such persons or the Company or its members, and to subscribe, guarantee or pay money for any purpose likely, directly or indirectly, to further the interests of such persons or the Company or its members or for any national, charitable, benevolent, educational, social, public, general or useful object;

4.33 to promote or assist in promoting any company or companies in any part of the world and to subscribe shares therein or other securities thereof for the purpose of carrying on any business which the Company is authorised to carry on, or for any other purpose which may seem directly or indirectly calculated to benefit the Company;

4.34 to amalgamate with any other company in any manner whatsoever (whether with or without a liquidation of the Company);

4.35 to procure the Company to be registered or recognised in any country or place in any part of the world;

4.36 to cease carrying on or wind-up any business or activity of the Company, and to cancel any registration of and to wind-up or procure the dissolution of the Company in any state or territory;

4.37 to compensate for loss of office any directors or other officers of the Company and to make payments to any persons whose office, employment or duties may be terminated by virtue of any transaction in which the Company is engaged;



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4.38  to pay out of the funds of the Company the costs, charges and expenses of and incidental to the formation and registration of the Company, and any company promoted by the Company, and the issue of the capital of the Company and any such other company and of and incidental to the negotiations between the promoters preliminary to the formation of the Company, and also all costs and expenses of and incidental to the acquisition by the Company of any property or assets and of and incidental to the accomplishment of all or any formalities which the Company may think necessary or proper in connection with any of the matters aforesaid;

4.39 to effect insurances against losses, damages, risks and liabilities of all kinds which may affect the Company or any subsidiary of it or company associated with it or in which it is or may be interested;

4.40 to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their powers



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      and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability. For the purposes of this clause "holding company" and "subsidiary undertaking" shall have the same meanings as in the Companies Act 1985 (as amended);

4.41 to act as directors or managers of or to appoint directors or managers of any subsidiary company or of any other company in which the Company is or may be interested;

4.42 to contribute by donation, subscription, guarantee or otherwise to any public, general, charitable, political or useful object whatsoever;

4.43 to distribute among the members in cash, specie or kind any property of the Company, or any proceeds of sale or disposal of any property of the Company, but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law;

4.44 to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise and either alone or in conjunction with others, and either by or through agents, sub-contractors, trustees, subsidiaries or otherwise;

4.45 to carry on any other activity and do anything of any nature which in the opinion of the board of directors



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      of the Company is or may be capable of being conveniently carried on or done by the Company in connection with the above, or may seem to the Company calculated directly or indirectly to enhance the value of or render more profitable all or any part of the Company's undertaking, property or assets or otherwise to advance the interests of the Company or any of its members; and

4.46 to do all such things as in the opinion of the board of directors of the Company are or may be incidental or conducive to the above objects or any of them.

      And it is hereby declared that for the purposes of this clause:-

      (a) the word "company" shall (except where referring to this Company) be deemed to include any person or partnership or other body of persons, whether incorporated or not incorporated, and whether formed, incorporated, resident or domiciled in the United Kingdom or elsewhere;

      (b) "associated companies" shall mean any two or more companies if one has control of the other or others, or any person has control of both or all of them;

      (c) "securities" shall include any fully, partly or nil paid or no par value share, stock, unit, debenture or loan stock, deposit receipt, bill, note, warrant, coupon, right to subscribe or convert, or similar right or obligation;

      (d)      "and" and "or" shall mean "and/or";




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      (e)      "other" and "otherwise" shall not be construed ejusdem generis where a wider construction is possible; and

      (f) the objects specified in each paragraph of this clause shall, except if at all where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company or the nature of any business carried on by the Company or the order in which such objects are stated, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

5.    The liability of the members is limited.

6. 2/The Company's share capital is (pound)50,000 divided into 50,000 shares of (pound)1 each.

--------
      2/ The authorised share capital was changed from (pound)50,000 divided into 50,000 shares of (pound)1 each to (pound)50,001 divided into 50,000 shares of (pound)1 each and one special rights redeemable preference share of (pound)1 by a resolution passed on 4th April, 1990 which became unconditional on 5th April, 1990.

      On 31st October, 1990, the 50,000 issued ordinary shares of (pound)1 each were sub-divided into 500,000 ordinary shares of 10p each and the authorised share capital of the Company increased to (pound)50,000,001 by the creation of 499,500,000 new ordinary shares of 10p each.

      The authorised share capital of the Company was increased from (pound)50,000,001 to (pound)250,000,001 by the creation of 2,000,000,000 new ordinary shares of 10p each by a resolution passed on 17th November, 1995 which became unconditional on 11th December, 1995.



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WE, the subscribers to this memorandum of association, wish to be formed into a
Company pursuant to this memorandum and we respectively agree to take the number of shares shown opposite our respective names.


--------------------------------------------------------------------------------
       Subscribers                                        Number of shares
                                                          taken by each
                                                          subscriber
--------------------------------------------------------------------------------
1     Signature:          W.F.S. Rickett                  One
 .
      Full name:          William Francis
                          Sebastian Rickett
      Address:
                          12, Duncan Terrace,
                          London, N1 8BZ
--------------------------------------------------------------------------------
2     Signature:          D.F. Pascho                     One
 .
      Full name:          David Frederick Pascho

      Address:            25, Derwent Road,
                          Whitton, Twickenham,
                          Middlesex, TW2 7HQ
--------------------------------------------------------------------------------
      Total shares                                        Two
      taken:
--------------------------------------------------------------------------------

                              Dated 9th March, 1989
--------------------------------------------------------------------------------
      Witness to the above signatures
--------------------------------------------------------------------------------

      Signature of        B.G. Johnson
      Witness:
                          Berenice Germaine
      Full name:          Johnson,
                          161, Wessex Drive,
      Address:            Erith, Kent, DA8 3AH

                                  Civil Servant
--------------------------------------------------------------------------------


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

Registered No. 2367004


                               The Companies Acts

                        Public Company Limited by Shares


                             ARTICLES OF ASSOCIATION

                                       of

                           THE NATIONAL GRID GROUP plc

                        (Adopted by a special resolution
                       passed on 17th November, 1995 which
                  became unconditional on 11th December, 1995)


                         Incorporated on 1st April, 1989








                                  McKENNA & Co
               Mitre House, 160 Aldersgate Street, London EC1A 4DD
                  Telephone: 0171-606 9000  Fax: 0171 606 9100
                                  CDE: Box 724
                    File Ref: 37459-0256  Doc Ref: D1143.GMG

Registered No. 2367004

                               The Companies Acts

                        Public Company Limited by Shares



                             ARTICLES OF ASSOCIATION

                                       of

                           THE NATIONAL GRID GROUP plc

         (Adopted by a special resolution passed on 17th November, 1995 which became unconditional on 11th December, 1995)


                         DEFINITIONS AND INTERPRETATION

1.    Definitions and interpretation

1.1 In these Articles, the following words and expressions have the meanings set opposite them:-

      "Act"                         the Companies Act 1985

      "Affiliate"                   in respect of any company, means every
                                    associated company, subsidiary,
                                    subsidiary undertaking, holding company
                                    or associated company, subsidiary or
                                    subsidiary undertaking of a holding
                                    company, of such company and for the
                                    purposes of this definition the terms

                                    "subsidiary" and "holding company" shall have the meanings given to them in sections 736, 736A and 736B of the Act as substituted by section 144 of the Companies Act 1989 and the term "subsidiary undertaking" shall have the meaning given to it in section 258 of the Act

      "these Articles"              these articles of association as
                                    originally adopted or as altered from
                                  time to time

      "associated company"          an undertaking in which a company has
                                    a participating interest (as defined in
                                    section 260 of the Act) which is not a
                                    subsidiary of such company

      "Auditors"                    the auditors of the Company for the
                                    time being or, in the case of joint
                                    auditors, any one of them

      "Board" the board of Directors from time to time of the Company or those Directors present at a duly convened meeting of the Directors at which a quorum is present

      "clear days" in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect

      "Director"                    a director for the time being of the
                                     Company

      "holder" in relation to shares, the member whose name is entered in the Register as the holder of the shares

      "Introduction"                the commencement of dealings in the
                                    ordinary shares of the Company on the
                                    London Stock Exchange

      "London Stock Exchange"       The International Stock Exchange of the
                                    United Kingdom and the Republic of
                                    Ireland Limited

      "member"                      a member of the Company

      "NGG Group"                   the Company and each of its wholly
                                    owned subsidiaries from time to time.
                                    For the purposes of this definition the
                                    term "wholly owned subsidiary" shall
                                    have the meaning given to it in
                                    sections 736, 736A and 736B of the Act
                                    as substituted by section 144 of the
                                    Companies Act 1989

      "Office"                      the registered office of the Company

      "paid up"                     paid up or credited as paid up

      "person entitled by           a person entitled to a share in
                                    consequence of the death
      transmission"                 or bankruptcy of a member or of any
                                    other event giving rise to its
                                    transmission by operation of law and
                                    whose name is entered in the Register
                                    in respect of the share

      "recognised                   clearing house" a recognised clearing house
                                    within the meaning of the Financial Services
                                    Act 1986 acting in relation to a recognised investment exchange

      "recognised investment        a recognised investment exchange within
                                    the meaning of
      exchange"                     the Financial Services Act 1986

      "REC" any one of Eastern Group plc, East Midlands Electricity plc, London Electricity plc, Manweb plc,
                                    Midlands Electricity plc, Northern
                                    Electric plc, NORWEB plc, SEEBOARD
                                    plc, South Wales Electricity plc,
                                    South Western Electricity plc,
                                    Southern Electric plc and
                                    Yorkshire Electricity plc

      "Register"                    the register of members of the Company

      "Restricted Person"           any Pool Member (as such term is
                                    defined in the Pooling and Settlement
                                    Agreement dated 30th March, 1990 in the
                                    form in force at the Introduction) or
                                    the holder of a licence under the
                                    Electricity Act 1989, or, in either
                                    case, any Affiliate thereof or the
                                    trustees (acting in that capacity) of
                                    any trust established by such person or
                                    Affiliate thereof

      "Retaining REC Group"         any REC, together with all its
                                    subsidiaries, any holding company of
                                    that REC and all other subsidiaries of
                                    that holding company, except any such
                                    company which is a Permitted Person (as
                                    defined in Article 56(2)(f) below)
                                    which together have an interest in
                                    shares in the Company which in
                                    aggregate carry the right to cast 1 per
                                    cent. or more of the total votes
                                    attaching to the Relevant Share Capital
                                    (as defined in Article 56(2)(h) below)
                                    of all classes (taken as a whole) and
                                    capable of being cast on a poll and,
                                    for the purposes of this definition,
                                    the terms "holding company" and
                                    "subsidiary" shall have the meanings
                                    given to them in sections 736, 736A and
                                    736B of the Act as substituted by
                                    section 144 of the Companies Act 1989

      "Seal" the common seal of the Company or any official seal kept by the Company pursuant to the Statutes

      "Secretary"                   the secretary of the Company or any other
                                    person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary and any person appointed to perform the duties of secretary temporarily or in any particular case

      "Special Share"               the one special rights
                                    redeemable preference share
                                    of (pound)1

      "Special Shareholder"         the holder of the Special
                                    Share

      "Statutes"                    every statute (including any statutory
                                    instrument, order, regulation or subordinate legislation made under it) for the time being in force concerning companies and affecting the Company

      "Transmission Licence"        the licence to transmit electricity for
                                    the purpose of enabling a supply to be
                                    given to any premises or enabling a
                                    supply to be so given in England (other
                                    than the Scilly Isles) and Wales, which
                                    was granted to The National Grid
                                    Company plc on 26th March, 1990
                                    pursuant to section 6(1)(b) of the
                                    Electricity Act 1989, as amended from
                                    time to time, or any licence which
                                    succeeds or replaces all or part of
                                    such licence

      "Transmission Licence         the holder from time to time of the
                                    Transmission Licence
      Holder"                       (at the Introduction being The National
                                    Grid Company plc)

      "United Kingdom"              Great Britain and Northern Ireland.

1.2 The expressions "debenture" and "debenture holder" include "debenture stock" and "debenture stockholder".

      References to writing include any method of reproducing or representing words in a legible and non-transitory form.

      References to a document being executed include references to its being executed under hand or under seal or by any other method.

      Unless the context otherwise requires, any words or expressions defined in the Statutes bear the same meaning in these Articles (or any part of these Articles) as the meaning in force at the date of the adoption of these Articles (or that part), save that the word "company" shall include any body corporate.

      A reference to a statute or a statutory provision includes any amendment or re-enactment of it.

      Words importing the singular number only include the plural and vice versa. Words importing the masculine gender include the feminine and neuter gender. Words importing persons include corporations.

      References to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

      Headings and paragraph (1) of Article 56 are inserted for convenience only and shall not affect the construction of these Articles.

2.    Table "A" excluded

      None of the regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 or any other Statute shall apply to the Company.

3.    Form of resolutions

      A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under the Statutes or these Articles and a special resolution shall be effective for any purpose for which an extraordinary resolution is expressed to be required.

                                  SHARE CAPITAL

4.    Share capital

      At the date of adoption of these Articles, the share capital of the Company is (pound)250,000,001 divided into 2,500,000,000 ordinary shares of 10p each and one special rights redeemable preference share of (pound)1.

5.    Rights attached to shares

      Subject to the Statutes and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, in the absence of any such determination or in so far as such ordinary resolution does not make specific provision, as the Board may determine).

6.    Redeemable shares

      Subject to the Statutes and without prejudice to any rights attached to any existing shares, shares may be issued which are to be redeemed or which are liable to be redeemed at the option of the Company or of the holder on such terms and in such manner as may be provided for by these Articles.

7.    Unissued shares

      Subject to the Statutes and these Articles, the Board may offer, allot, grant options over, or otherwise dispose of unissued shares or rights to subscribe for, or to convert any security into, such shares to such persons and on such terms as they think fit.

8.    Payment of commissions

      The Company may exercise the powers of paying commissions and brokerage conferred or permitted by the Statutes. Subject to the Statutes, any such commission may be satisfied by the payment of cash or by the allotment (or an option to call for the allotment) of fully or partly paid shares or partly in one way and partly the other.

9.    Trusts not recognised

      Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or recognise (except as otherwise provided by these Articles or by law or under an order of a court of competent jurisdiction) any interest in any share except an absolute right to the whole of the share in the holder.

10.   Variation of rights

      Subject to the Statutes, all or any of the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the written consent of the holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate meeting of the holders of the shares of that class. The provisions of the Statutes and of these Articles relating to general meetings shall mutatis mutandis apply to any such separate meeting, except that: (a) the necessary quorum shall be a person or persons holding or representing by proxy not less than one-third in nominal amount of the issued shares of that class or, at any adjourned meeting of holders of shares of that class at which such a quorum is not present, shall be any such holder who is present in person or by proxy whatever the number of shares held by him; (b) any holder of shares of that class present in person or by proxy may demand a poll; and (c) every holder of shares of that class shall on a poll have one vote in respect of every share of that class held by him.

11.   Matters not constituting a variation of rights

      The rights attached to any share or class of shares shall not, unless otherwise expressly provided by its terms of issue, be deemed to be varied by:

      (a) the creation or issue of further shares ranking pari passu with it; or

      (b)       the purchase by the Company of any of its own shares.

                               SHARE CERTIFICATES

12.   Right to certificates

      Every person, whose name is entered in the Register as a holder of shares in the Company, shall be entitled, within the time specified by the Statutes and without payment, to one certificate for all the shares of each class registered in his name. Upon a transfer of part of the shares of any class registered in his name, every holder shall be entitled without payment to one certificate for the balance of his holding. Upon request and upon payment, for every certificate after the first, of such reasonable sum (if any) as the Board may determine, every holder shall be entitled to receive several certificates for shares of one class registered in his name (subject to surrender for cancellation of any existing certificate representing such shares). Every holder shall be entitled to receive one certificate in substitution for several certificates for shares of one class registered in his name upon surrender to the Company of all the share certificates representing such shares. No certificate will normally be issued in respect of shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange.

13.   Issue of certificate to joint holders

      The Company shall not be bound to issue more than one certificate in respect of shares registered in the names of two or more persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14.   Sealing of certificates

      Every certificate for shares shall be issued under the Seal (or in such other manner as the Board, having regard to the terms of issue, the Statutes and the regulations of the London Stock Exchange, may authorise) and shall specify the shares to which it relates, the distinguishing number (if any) of the shares and the amount paid up on the shares.

15.   Replacement certificates

      If a share certificate is worn out, defaced or damaged then, upon its surrender to the Company, it shall be replaced free of charge. If a share certificate is or is alleged to have been lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board thinks fit.

                                      LIEN

16.   Company's lien

      The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share. The Company's lien on a share shall extend to any amount payable in respect of it. The Board may at any time resolve that any share shall be wholly or in part exempt from this Article.

17.   Enforcing lien by sale after notice

      The Company may sell, in such manner as the Board determines, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after a notice has been given to the holder of the share or the person entitled by transmission to his share, demanding payment and stating that if the notice is not complied with the shares will be sold.

18.   Manner of sale

      To give effect to a sale, the Board may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money and his title to the shares shall not be affected by any irregularity or invalidity of the proceedings in reference to the sale.

19.   Application of sale proceeds

      The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares immediately before the sale.

                                 CALLS ON SHARES

20.   Calls

      Subject to the terms of issue, the Board may from time to time make calls upon the members in respect of any money unpaid on their shares (whether in respect of the nominal amount or by way of premium). Each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may, at any time before receipt by the Company of any sum due under the call, be revoked in whole or in part and payment of a call may be postponed in whole or in part, as the Board may determine. A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

21.   Time of call

      A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

22.   Liability of joint holders

      The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

23.   Interest

      If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the amount unpaid from the day it became due and payable until the day it is paid at the rate fixed by the terms of issue of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Act) but the Board may waive payment of the interest wholly or in part.

24. Sums due on allotment or by way of instalment treated as calls

      An amount payable in respect of a share on allotment or at any fixed date, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid these Articles shall apply as if that amount had become due and payable by virtue of a call.

25.   Power to differentiate

      Subject to the terms of issue, the Board may, on the issue of shares, differentiate between the allottees or holders in the amount of calls to be paid and the times of payment.

26.   Advance payment of calls

      The Board may, if it thinks fit, receive from any member willing to advance them all or any part of the moneys unpaid and uncalled upon the shares held by him and may pay interest upon the moneys so advanced (to the extent such moneys exceed the amount of the calls due and payable upon the shares in respect of which they have been advanced) at such rate (not exceeding 15 per cent. per annum unless the Company by ordinary resolution otherwise directs) as the Board may determine. A payment in advance of calls shall extinguish, to the extent of it, the liability upon the shares in respect of which it is advanced.

                              FORFEITURE OF SHARES

27.   Notice if call not paid

      If a call or instalment of a call remains unpaid after it has become due and payable, the Board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as remains unpaid together with any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name a further day (not being less than fourteen clear days from the date of the notice) on or before which, and the place where the payment required by the notice is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited and, in such case, references in these Articles to forfeiture shall include surrender.

28.   Forfeiture if notice not complied with

      If the notice is not complied with, any share in respect of which the notice was given may, before payment of all calls or instalments and interest due in respect of it is made, be forfeited by (and with effect from the time of the passing of) a resolution of the Board that such share be forfeited. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

29.   Notice of forfeiture

      When any share has been forfeited, notice of the forfeiture shall be served upon the person who was, before the forfeiture, the holder of the share, but a forfeiture shall not be invalidated by any failure to give such notice. An entry of such notice and an entry of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such share. However, no forfeiture shall be invalidated by any omission to make such entries as aforesaid.

30.   Sale of forfeited share

      Until cancelled in accordance with the Statutes, a forfeited share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was the holder before the forfeiture or to any other person, upon such terms and in such manner as the Board thinks fit. To give effect to a sale or other disposal, the Board may authorise a person to execute an instrument of transfer to the designated transferee. The Company may receive any consideration given for the share on its disposal and may register the transferee as holder of the share. At any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board thinks fit.

31.   Arrears to be paid notwithstanding forfeiture

      A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares and shall surrender to the Company for cancellation the certificate for the forfeited shares but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon from the date of forfeiture until payment at such rate (not exceeding fifteen per cent. per annum) as the Board may determine. The Board may waive payment wholly or in part and the Board may enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

32.   Statutory declaration and validity of sale

      A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer, if necessary) constitute a good title to the share and the person to whom the share is disposed of shall be registered as the holder of the share and shall be discharged from all calls made prior to such disposition and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the share.

                              UNTRACED SHAREHOLDERS

33.   Power to sell shares of untraced shareholders

      The Company shall be entitled to sell at the best price reasonably obtainable any shares of a holder or any shares to which a person is entitled by transmission if in respect of those shares:-

33.1 for a period of at least twelve years (the "qualifying period"), no cheque, warrant or other financial instrument sent by the Company in the manner authorised by these Articles has been cashed; the Company has paid at least three dividends and no dividend has been claimed;

33.2 the Company has at the expiration of the qualifying period given notice of its intention to sell such shares by two advertisements, one in a national newspaper published in the United Kingdom and the other in a newspaper circulating in the area in which the last known address of the holder or the address at which service of notices may be effected in the manner authorised by these articles is located;

33.3 so far as the Board is aware, the Company has not during the qualifying period or the period of three months after the date of such advertisements (or the later of the two dates if they are published on different dates) and prior to the exercise of the power of sale received any communication from the holder or person entitled by transmission; and

33.4 if any part of the share capital of the Company is admitted to the Official List of the London Stock Exchange, the Company has given notice in writing to the Listing Department of the London Stock Exchange of its intention to sell such share.

34.   Manner of sale and creation of debt in respect of net proceeds

      To give effect to any such sale, the Board may authorise a person to execute an instrument of transfer of the shares and such instrument of transfer shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee shall not be bound to see to the application of the purchase money and his title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale. The net proceeds of sale shall belong to the Company which shall be indebted to the former holder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of it and the Company shall not be required to account for any moneys earned on the net proceeds, which may be employed in the business of the Company or otherwise invested as the Board thinks fit.

                               TRANSFER OF SHARES

35.   Form and execution of transfer

35.1 Subject to such of the restrictions of these Articles as may be applicable, a member may transfer all or any of his shares by an instrument of transfer in any usual form or in any other form which the Board may approve. A transfer shall be executed by or on behalf of the transferor and (unless the share is fully paid) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect of it.

35.2 Notwithstanding any other provisions of these Articles, title to any securities of the Company may be evidenced and transferred without a written instrument in accordance with statutory regulations from time to time made and the Board shall have power to implement any arrangements it may think fit for such evidencing and transfer which accord with those regulations.

36.   Right to refuse registration of partly paid share

      The Board may refuse to register the transfer of a share which is not fully paid without giving any reason for so doing provided that where any such shares are admitted to the Official List of the London Stock Exchange, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

37.   Other rights to refuse registration

      The Board may also refuse to register the transfer of a share:-

37.1 if it is not lodged, duly stamped (if necessary), at the Office or at such other place as the Board may appoint and accompanied by the certificate for the shares to which it relates (where a certificate has been issued in respect of the shares) and/or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

37.2  if it is not in respect of one class of share only;

37.3  if it is not in favour of four or less transferees; or

37.4  if it is in favour of a minor, bankrupt or person of mental ill health.

38.   Notice of refusal

      If the Board refuses to register a transfer it shall, within two months after the date on which the transfer was lodged, send to the transferee notice of the refusal.

39.   Suspension of registration

      The registration of transfers may be suspended at such times and for such periods (not exceeding thirty days in any calendar year) as the Board may determine.

40.   No fee for registration

      No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

41.   Retention of documents

      Any instrument of transfer which is registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

42.   Destruction of documents

42.1  The Company may destroy:-

      42.1.1 any instrument of transfer of shares and any other document on the basis of which an entry is made in the Register, at any time after the expiration of six years from the date of registration;

      42.1.2 any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address, at any time after the expiration of two years from the date the instruction or notification was recorded; and

      42.1.3 any share certificate which has been cancelled, at any time after the expiration of one year from the date of cancellation;

      provided that the Company may destroy any such type of document after such shorter period as the Board may determine if a copy of such document is retained on microfilm or by other similar means.

42.2 It shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid and effective document duly and properly cancelled and that every other document so destroyed was a valid and effective document in accordance with its particulars recorded in the books or records of the Company provided that :-

      42.2.1 this Article shall apply only to the destruction of a document in good faith and without express notice that its retention was relevant to any claim (regardless of the parties to the claim);

      42.2.2 nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than the times mentioned above or in any case where the conditions of Article 42.2.1 are not fulfilled; and

      42.2.3 references in this Article to the destruction of any document include references to its disposal in any manner.

                             TRANSMISSION OF SHARES

43.   Transmission on death

      If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only persons recognised by the Company as having any title to his shares; but nothing contained in this Article shall release the estate of a deceased member from any liability in respect of any share solely or jointly held by him.

44.   Election by person entitled by transmission

      Any person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law may, upon such evidence being produced as the Board may require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute a transfer of the share in favour of that person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer executed by the member.

45.   Rights in respect of the share

      A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law shall have the same rights to which he would be entitled if he were the holder of that share, except that he shall not be entitled in respect of it to attend or vote at any general meeting of the Company or at any separate meeting of the holders of any class of shares in the Company until he is registered as the holder of the share.

      The Board may at any time give notice to such person requiring him to elect either to become the holder of the share or to transfer the share and if the notice is not complied with within sixty clear days from the date of the notice, the Board may withhold payment of all dividends and other moneys payable in respect of the share until he complies with the notice.

                              ALTERATION OF CAPITAL

46.   Increase, consolidation, sub-division and cancellation

      The Company may by ordinary resolution:-

46.1 increase its share capital by new shares of such amount as the resolution prescribes;

46.2 consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

46.3 subject to the Statutes, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restrictions as compared with the others; and

46.4 cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

47.   Fractions

      Whenever as a result of a consolidation, division or subdivision of shares any member would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and, in particular, may sell the shares representing the fractions to any person (including, subject to the Statutes, the Company) and may distribute the net proceeds of sale in due proportion among those members save for amounts of (pound)3.00 or less which shall be retained for the benefit of the Company. To give effect to any such sale, the Board may authorise a person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money and his title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

48.   Reduction of capital

      Subject to the Statutes, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account or other undistributable reserve in any manner.

                                      STOCK

49.   Conversion of shares into stock

      The Company may by ordinary resolution convert any fully paid up shares into stock and re-convert any stock into fully paid up shares of any denomination.

50.   Transfer of stock

      Stock may be transferred in accordance with these Articles which, prior to conversion, applied to the shares from which the stock arose or as near thereto as circumstances allow, but the Board may from time to time fix the minimum amount of stock which is transferable (which minimum amount shall not exceed the nominal amount of the shares from which the stock arose), in which case stock may be transferred in the sum of the minimum amount or a multiple of it.

51.   Rights attaching to stock

      A holder of stock shall, according to the amount of the stock held by him, have the same rights as if he held the shares from which the stock arose, but no such rights (except participation in dividends and in assets on a winding-up) shall be conferred by an amount of stock which would not, if existing in shares, have conferred those rights.

52.   Articles applicable to stock

      The provisions of these Articles applicable to paid up shares shall apply to stock, and the words "share" and "holder" shall include "stock" and "stockholder".

                             PURCHASE OF OWN SHARES

53.   Purchase of own shares

      Subject to the Statutes and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its shares of any class (including any redeemable shares). If any shares of the Company convertible into shares of another class are outstanding, the Company may not purchase any of its shares unless the purchase has been sanctioned (at the time that authority for a market purchase is given or an off-market purchase contract is approved) by such resolution of the Company as may be required by the Statutes and by an extraordinary resolution passed at a separate general meeting (or meetings if there is more than one class) of the holders of the convertible shares. Neither the Company nor the Board shall be required to select the shares to be purchased rateably or in any particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital attached to any class of shares.

                               SPECIAL PROVISIONS

54.   The Special Share

      (1) The Special Share may only be issued to, held by and transferred to one of Her Majesty's Secretaries of State, another Minister of the Crown, the Solicitor for the affairs of Her Majesty's Treasury or any other person acting on behalf of the Crown.

      (2) Notwithstanding any provision in these Articles to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the Special Share and shall accordingly be effective only with the consent in writing of the Special Shareholder and without such consent shall not be done or caused to be done:-

                (a) the amendment, or removal, or the alteration of the effect of (which, for the avoidance of doubt, shall be taken to include the ratification of any breach of) all or any of the following:-

                      (i) in Article 1, the definitions of "Act, "Affiliate", "associated company",
                                    "Board", "company", "Introduction",
                                    "NGG Group", "recognised clearing
                                    house", "recognised investment
                                    exchange", "REC", "Restricted Person",
                                    "Retaining REC Group", "Special Share",
                                    "Special Shareholder", "Transmission
                                    Licence" and "Transmission Licence
                                    Holder";

                      (ii)          this Article;

                      (iii) Article 55 (save to the extent that any amendment, removal or alteration thereof is required to comply with the Listing Rules of the London Stock Exchange, as amended from time to time); and

                      (iv)          Articles 56 and 57;

                (b) the creation or issue of any shares in the Company with voting rights attached, not being:-

                      (i) shares comprised or shares which would, following issue, be comprised in the relevant share capital (as defined in section 198(2) of the Act) of the Company; or

                      (ii) shares which do not or shares which, following issue, would not constitute equity share capital (as defined in section 744 of the Act) and which, when
                                    aggregated with all other such shares, carry
                                    (or would, if in issue, carry) the right to cast less than 15 per cent. of the maximum number of votes capable of being cast on a poll on any resolution at any general meeting of the Company (whether or not the votes could be cast on a poll in relation to all resolutions at all general meetings);

                (c) the variation of any rights (save for dividend rights and rights to repayment of capital) attached to any shares in the Company (and, for the avoidance of doubt, the creation or issue of shares falling within sub-paragraph (b)(i) or
                      (ii) above shall not be regarded as a variation for the purposes of this sub-paragraph);

                (d) the disposal by the Company or the disposal by any other member of the NGG Group, to any person who is not a member of the NGG Group, of all or any of the shares or of any rights or interests therein held by such company in the Transmission Licence Holder or in any company which directly or indirectly holds shares therein, or the entering into by the Company or any other member of the NGG Group of any agreement or arrangement with any person who is not a member of the NGG Group with respect to, or to the exercise of any rights attaching to, such shares;

                (e) any scheme or arrangement which if put into effect would relieve the Transmission Licence Holder or any other Affiliate of the Company of, or otherwise modify, the obligations required to be imposed on such person by the Company by virtue of the provisions of Article 57;

                (f) the voluntary winding-up of the Company, a special resolution to the effect that the Company should be wound up by the court, the presentation by the Company or by the Directors (whether solely or jointly with each other or with any other person) of a petition for the winding-up of the Company by the court or any proposal for any of the foregoing;

                (g) the presentation by the Company (whether solely or jointly with any other person) of a petition to the court for, or the exercise by the Company of any rights in support of, the winding-up of the Transmission Licence Holder or any proposal for either of the foregoing;

                (h) the presentation by the Company or by the Directors (whether solely or jointly with each other or with any other person) of a petition applying for an administration order pursuant to section 9 of the Insolvency Act 1986 or any proposal therefor;

                (i) the proposal by the Board of a voluntary arrangement pursuant to section 1 of the Insolvency Act 1986; and

                (j)   the establishment of a holding company for the Company.

      (3)       (a)   For the purposes of paragraph (2)(d) of this
                      Article:

                      (i) "disposal" shall include any sale, exchange, gift, lease, licence, mortgage, charge or the grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition to a third party; and

                      (ii) "agreements or arrangements" shall include all agreements or arrangements of the type contemplated by section 204(2)(a) of the Act (as if that section extended to all shares in the relevant company howsoever acquired).

                (b) For the purpose of paragraph (2)(j)of this Article the term "holding company" shall have the meaning given to it in sections 736, 736A and 736B of the Act as substituted by section 144 of the Companies Act 1989.

      (4) The Special Shareholder shall be entitled to receive notice of, and to attend and speak at, any general meeting or any separate meeting of the holders of any class of shares, but the Special Share shall carry no right to vote nor any other rights at any such meeting.

      (5) In a distribution of capital in the winding-up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid up or treated for the purposes of the Act as paid up on the Special Share in priority to any repayment of capital to any other member. The Special Share shall confer no other right to participate in the capital, and no right to participate in the profits, of the Company.

      (6) The Special Shareholder may, after consulting the Company and subject to the provisions of the Act, require the Company to redeem the Special Share at par at any time by giving notice to the Company and delivering to it the relevant share certificate.

55.   Disclosure of Interests

      (1) If a member, or any other person appearing to be interested in shares held by that member, has been given notice under section 212 of the Act, he shall, if requested, also be obliged, in addition to giving the Company the information thereby required, to notify the Company if he is a Relevant Person (as defined in Article 56(2)(g) below) or a Restricted Person. If he has failed in relation to any shares (the "default shares") to give the Company the information required from him under the notice within the prescribed period from the date of the notice, the following sanctions shall apply (subject to paragraph (6) below), unless the Board otherwise determines:

                (a) the member shall not be entitled in respect of the default shares to attend or vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares; and

                (b) where the default shares represent 0.25 per cent. or more of their class:

                      (i) any dividend (including any non-cash dividend) or money payable in respect of the shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the member shall not be entitled to elect, pursuant to Article 137 below, to receive shares instead of that dividend; and

                      (ii) no transfer, other than an approved transfer, of any shares held by the member shall be registered unless:

                                    (A)   the member is not himself in default
                                          as regards supplying the information
                                          required; and

                                    (B)   the member provides evidence to the
                                          satisfaction of the Board that no
                                          person in default as regards supplying
                                          such information is interested in any
                                          of the shares the subject of the
                                          transfer.

      (2) Where the sanctions under paragraph (1) above apply in relation to any shares, they shall cease to have effect -

                (a) if the shares are transferred by means of an approved transfer; or

                (b) when the Board is satisfied that the information required by the notice mentioned in that paragraph has been received in writing by the Company.

      (3)       For the purposes of this Article -

                (a) a person other than the member holding a share shall be treated as appearing to be interested in that share if the member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the member or, pursuant to a section 212 notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

                (b) "interested" shall be construed as it is for the purpose of section 212 of the Act;

                (c) reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes (i) reference to his having failed or refused to give all or any part of it and
                      (ii) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

                (d)   "the prescribed period" means -

                      (i) in a case where the default shares represent at least 0.25 per cent of their class, fourteen days; and

                      (ii)          in any other case, twenty-eight days;

                (e) an "approved transfer" means, in relation to any shares held by a member:-

                      (i) a transfer pursuant to acceptance of an offer made to all the holders (or all the holders other than the person making the offer and his associates (as such term is defined in section 430E of the Act)) of the shares in the Company to acquire those shares or a specified proportion of them, or to all the holders (or all the holders other than the person making the offer and his associates (as such term is defined in Section 430E of the Act)) of a particular class of those shares to acquire the shares of that class or a specified proportion of them; or

                      (ii) a transfer in consequence of a sale made through a recognised clearing house, a recognised investment exchange or other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or

                      (iii) a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the member and with any other person appearing to be interested in the shares.

      (4) Where, on the basis of information obtained from a member in respect of any share held by him, the Company gives a notice under section 212 of the Act to any other person, it shall at the same time send a copy of the notice to the member, but the accidental omission to do so, or the non-receipt by the member of the copy, shall not invalidate or otherwise affect the application of paragraph (1) above.

      (5) Where the member on whom the notice under section 212 of the Act is served is the ADR Depositary (as defined in Article 56(2)(a)) acting in its capacity as such, the obligations of the ADR Depositary as a member pursuant to the preceding provisions of this Article shall be limited to disclosing to the Company such information relating to the shares in question as has been recorded pursuant to the terms entered into between the ADR Depositary and the Company provided that nothing in this paragraph (5) shall in any other way restrict the powers of the Board under this Article.

      (6) Where a notice under section 212 of the Act is served upon the ADR Depositary acting in its capacity as such, or upon any other person appearing to be interested in shares held by the ADR Depositary, the sanctions under paragraph (1) shall not be effective unless the Company serves upon the ADR Depositary a notice stating that a specified ADR Holder or ADR Holders (as defined in Article 56(16)) is or are believed to be interested in a specified number of shares, and that those shares are default shares (as defined in paragraph (1)).

56.   Limitations on Shareholdings

      (1)       The purpose of this Article is to prevent:

                (a) any person (other than a Permitted Person as defined below) directly or indirectly having or controlling the right to cast on a poll 15 per cent. or more of the votes at general meetings of the Company;

                (b) Restricted Persons directly or indirectly having or controlling the right to cast on a poll at general meetings of the Company percentages equal to or in excess of such lower percentages of the votes as are set out in paragraph (2)(g) below; and

                (c) any Retaining REC Group from exercising any right to cast on a poll 1 per cent. or more of the votes at general meetings of the Company.

      (2)       In this Article:-

                (a) "ADR Depositary" means a custodian or depositary or his nominee, approved by the Board, under contractual arrangements with the Company by which he or that nominee holds shares in the Company and he or another person issues American Depositary Receipts evidencing rights in relation to those shares or a right to receive them;

                (b) "Additional Interest" means any such interest as is referred to in paragraph (d)(ii) below;

                (c)   "ADR Holder" is as defined in paragraph (16) below;

                (d)   "interest", in relation to shares, means:-

                      (i) any interest which would be taken into account in determining for the purposes of Part VI of the Original Act whether a person has a notifiable interest (including any interest which he would be taken as having for those purposes); and

                      (ii) any interest (an "Additional Interest") mentioned in section 209(1)(a), (b),
                                    (d), (e), (g) or (h) of the Original
                                    Act (except that of a bare or custodian
                                    trustee under the laws of England and
                                    Wales and of a simple trustee under the
                                    laws of Scotland) or mentioned in
                                    section 208(4)(b) of the Original Act
                                    (but on the basis that the entitlement
                                    there referred to could arise under an
                                    agreement within the meaning in section
                                    204(5) and (6) of the Act), and
                                    "interested" shall be construed
                                    accordingly;

                (e) "the Original Act" means the Companies Act 1985 as in force at the date of adoption of this Article and notwithstanding any repeal, modification or re-enactment thereof after that date (including for the avoidance of doubt, any amendment, replacement or repeal by regulations made by the Secretary of State pursuant to section 210A of the Act to the definition of relevant share capital in section
                      198(2) or to the provisions as to what is taken to be an interest in shares in section 208 or as to what interests are to be disregarded in section 209 or the percentage giving rise to a notifiable interest in section 199(2));

                (f)   "Permitted Person" means:-

                      (i)           an ADR Depositary, acting in its
                                    capacity as such;

                      (ii) a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, in each case acting in its capacity as such;

                      (iii) the chairman of a meeting of the Company or of a meeting of the holders of Relevant Share Capital or of any class thereof when exercising the voting rights conferred on him under paragraph (10) below;

                      (iv) a trustee (acting in that capacity) of any employees' share scheme of the Company;

                      (v) any person who has an interest but who, if the incidents of his interest were governed by the laws of England and Wales, would in the opinion of the Board be regarded as a bare trustee of that interest, in respect of that interest only;

                      (vi) an underwriter in respect of interests in shares which exist only by virtue of a contingent obligation to purchase or subscribe for such shares pursuant to an underwriting or sub-underwriting agreement approved by the Board or in respect of interests in shares purchased or subscribed for by it pursuant to such an obligation;

                      (vii) any other person who under arrangements approved by the Board subscribes or otherwise acquires Relevant Share Capital (or interests therein) which has been allotted or issued with a view to that person (or purchasers from that person) offering the same to the public, for a period not exceeding three months from the date of the relevant allotment or issue (and in respect only of the shares so subscribed or otherwise acquired);

                      (viii) Japan Securities Clearing Corporation and/or its nominee acting in its capacity as a clearing house in respect of dealings on the Tokyo Stock Exchange;

                      (ix) The Depository Trust Company and/or its nominee acting in the capacity of a clearing agency in respect of dealings in American Depositary Receipts; or

                      (x) any person who has an interest, and who shows to the satisfaction of the Board that he has it by virtue only of being entitled to exercise or control the exercise (within the meaning of section 203(4) of the Original Act) of one-third or more of the voting power at general meetings of a company which is a Permitted Person within (i) to (ix) above;

                (g) "Relevant Person" means:

                      (i) any person (whether or not identified and regardless of whether he in addition falls within paragraphs
                                    (2)(g)(ii) or (2)(g)(iii) below) who
                                    has, or who appears to the Board to
                                    have, an interest in shares which carry
                                    the right to cast 15 per cent. or more
                                    of the total votes attaching to
                                    Relevant Share Capital of all classes
                                    (taken as a whole) and capable of being
                                    cast on a poll;

                      (ii) any person (whether or not identified) who is, or who appears to the Board to be, a Restricted Person having an interest in shares which carry the right to cast 1 per cent. or more of the total votes attaching to Relevant Share Capital of all classes (taken as a whole) and capable of being cast on a poll, save that a Retaining REC Group

                                    (including any Restricted Person within such a Group) shall not be a Relevant Person solely by reason of the fact that it holds an interest up to, but not greater than, such interest as would render it a Relevant Person under paragraph (2)(g)(iii) below (and for the purposes of this paragraph
                                    (2)(g)(ii), until the first anniversary of the Introduction, the term "person" is to be regarded as including a Retaining REC Group); or

                      (iii) subject to paragraph (3) below, any Retaining REC Group which has, or appears to the Board to have, an interest (an "increased interest") in shares which carry the right to cast a percentage of the total votes attaching to Relevant Share Capital of all classes (taken as a whole) and capable of being cast on a poll greater than that corresponding to the interest in such shares which is the smallest of either the aggregate of the interests which members of the Retaining REC
                                    Group had at the Introduction (the
                                    "Aggregate Interest") or, in the event
                                    that such Retaining REC Group makes any
                                    disposals to any person outside that
                                    Retaining REC Group of any such shares
                                    after the Introduction, that interest
                                    which is the Aggregate Interest less
                                    the interest so disposed of, save where
                                    such increased interest has arisen solely as a result of the redemption, purchase or cancellation by the Company of its own shares or to the extent that any re-acquisition of shares by such Retaining REC Group results in it having an interest up to, but not greater than, such interest as would render it a Relevant Person under paragraph (2)(g)(ii) above;

                (h) "Relevant Share Capital" means the relevant share capital (as defined in section 198(2) of the Original Act), and references therein to the temporary suspension of voting rights shall for the purposes of this Article include shares subject to the provisions of Article 56(4);

                (i) "Relevant Shares" means all shares comprised in the Relevant Share Capital in which a Relevant Person has, or appears to the Board to have, an interest or which are deemed for the purposes of this Article to be Relevant Shares; and

                (j) "Required Disposal" means a disposal or disposals of such a number of Relevant Shares (or interests therein) as will cause a Relevant Person to cease to be a Relevant Person, not being a disposal to another Relevant Person (other than a Permitted Person) or a disposal which constitutes any other person (other than a Permitted Person) a Relevant Person;

                and, for the purposes of this Article, where the Board resolves that it has made reasonable enquiries and that it is unable to determine:-

                (i) whether or not a particular person has an interest in any particular shares comprised in Relevant Share Capital, or

                (ii)  who is interested in any particular shares so comprised,

                the shares concerned shall be deemed to be Relevant Shares and all persons interested in them to be Relevant Persons.

      (3)       On the first anniversary of the Introduction paragraph
                (2)(g)(iii) above shall lapse and shall forthwith cease to have effect and paragraphs (2)(g)(i) and (2)(g)(ii) above shall apply without exception or derogation.

      (4) No Restricted Person or Retaining REC Group shall be entitled in any circumstances, in respect of any part of its interest in the Company's shares which carries the right to cast in excess of 1 per cent. of the total votes attaching to the Relevant Share Capital of all classes (taken as a whole) and capable of being cast on a poll, to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares.

      (5) Subject to paragraphs (6), (16) and (17) below and without prejudice to Article 55 above, the provisions of Part VI of the Original Act shall apply in relation to the Company as if those provisions extended to

                Additional Interests and accordingly the rights and obligations arising under that Part shall apply in relation to the Company, its members and all persons interested in Relevant Share Capital, as extended by this paragraph; but so that Additional Interests shall, when disclosed to the Company, be entered in a separate register kept by the Company for that purpose. The rights and obligations created by this paragraph in respect of interests in shares (including, but not limited to, Additional Interests) are in addition to and separate from those arising under Part VI of the Act.

      (6) Sections 210(3) to (6), 211(10), 213(3) (so far as it relates to section 211(10)), 214(5), 215(8), 216(1) to (4), 217(7), 218(3),
                219(3) and (4), 454, 455, 732 and 733 of the Original Act shall not apply in respect of Additional Interests.

      (7) If, to the knowledge of the Board, any Retaining REC Group or any person other than a Permitted Person is or becomes a Relevant Person (including, without limitation, by virtue of being deemed to be one), the Board shall give notice to all persons (other than persons referred to in paragraph (12) below) who appear to the Board to have interests in the Relevant Shares and, if different, to the registered holders of those shares. The notice shall set out the restrictions referred to in paragraph (10) below and call for a Required Disposal to be made within 21 days of the giving of the notice to the holder or such longer period as the Board considers reasonable. If the Relevant Shares are held by the ADR Depositary, the notice shall state that:

                (a) a specified ADR Holder or ADR Holders (the "Relevant ADR Holder(s)"), as the case may be, is or are believed or deemed to be ADR Holders through which a Relevant Person or Persons have interests in either case as specified in the notice; and

                (b) the Board believes that each Relevant ADR Holder or the Relevant Person or Persons believed or deemed to have interests through such Relevant ADR Holder, is or are deemed to be interested in a specific number of shares.

                The Board may extend the period in which any such notice is required to be complied with and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to it that there is no Relevant Person in relation to the shares concerned. After the giving of such a notice, and save for the purpose of a Required Disposal under this or the following paragraph, no transfer of any of the Relevant Shares may be registered until either the notice is withdrawn or a Required Disposal has been made to the satisfaction of the Board and registered.

      (8) If a notice given under paragraph (7) above has not been complied with in all respects to the satisfaction of the Board and has not been withdrawn, the Board shall so far as it is able, make a Required Disposal (or procure that a Required Disposal is made) and shall give written notice of the disposal to those persons on whom the notice was served. The Relevant Person(s) and the registered holder(s) of the shares duly disposed of shall be deemed to have irrevocably and unconditionally authorised the Board to make such Required Disposal.

                The manner, timing and terms of any such Required Disposal made or sought to be made by the Board (including but not limited to the price or prices at which the same is made and the extent to which assurance is obtained that no transferee, except a Permitted Person, is or would become a Relevant Person) shall be such as the Board determines, based on advice from bankers, brokers, or other appropriate persons consulted by it for the purpose, to be reasonably practicable having regard to all the circumstances, including but not limited to the number of shares to be disposed of and the requirement that the disposal be made without delay; and the Board shall not be liable to any person for any of the consequences of reliance on such advice. If, in relation to the Required Disposal to be made by the Board, Relevant Shares are held by more than one holder (treating joint holders of any Relevant Shares as a single holder) the Board shall cause as nearly as practicable the same proportion of each holding (so far as known to them) of the Relevant Shares to be sold.

      (9) For the purposes of effecting any Required Disposal, the Board may authorise in writing any officer or employee of the Company to execute any necessary transfer on behalf of any holder and may enter the name of the transferee in the register of members in respect of the transferred shares notwithstanding the absence of any share certificate and may issue a new certificate to the transferee and an instrument of transfer executed by such person shall be as effective as if it had been executed by the registered holder of the transferred shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of the disposal shall be received by the Company whose receipt shall be a good discharge for the purchase money, and shall be paid (without any interest being payable in respect of it and after deduction of any expenses incurred by the Board in the sale) to the former holder (or in the case of joint holders, the first of them named in the register) together with, if appropriate, a new certificate in respect of the balance of the Relevant Shares to which he is entitled upon surrender by him or on his behalf of any certificate in respect of the Relevant Shares sold and formerly held by him.

      (10) A holder of a Relevant Share on whom a notice has been given under (and complying with) paragraph (7) above shall not in respect of that share be entitled, until such time as the notice has been complied with to the satisfaction of the Board or withdrawn, to attend or vote at any general meeting of the Company or meeting of the holders of Relevant Share Capital or of any class thereof, or to exercise any other right conferred by membership in relation to any such meeting; and the rights to attend (whether in person or by representative or proxy), to speak and to demand and vote on a poll which would have attached to the Relevant Share had it not been a Relevant Share shall vest in the chairman of any such meeting. The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion. The chairman of any such meeting shall be informed by the Board of any share becoming or being deemed to be a Relevant Share.

      (11) Without prejudice to the provisions of the Act and subject to paragraph (2)(f) above, the Board may assume without enquiry that a person is not a Relevant Person unless the information contained in the registers kept by the Company under Part VI of the Act or under Part VI of the Original Act (as applied and extended by this Article), including the separate register to be kept under paragraph (5) above, appears to the Board to indicate to the contrary or the Board has reason to believe otherwise, in which circumstances the Board shall make reasonable enquiries to discover whether any person is a Relevant Person.

      (12) The Board shall not be obliged to give any notice required under this Article to be given to any person if they do not know either his identity or his address. The absence of such a notice in those circumstances and any accidental error in or failure to give any notice to any person to whom notice is required to be given under this Article shall not prevent the implementation of, or invalidate, any procedure under this Article.

      (13) If any Director has reason to believe that a person (not being a Permitted Person) is a Relevant Person, he shall inform the other Directors.

      (14) Save as otherwise provided in this paragraph, the provisions of these Articles applying to the giving of notice of meetings to members shall apply to the giving to a member of any notice required by this Article. Any notice required by this Article to be given to a person who is not a member, or who is a member whose registered address is not within the United Kingdom and who has not given to the Company an address within the United Kingdom at which notices may be given to him, shall be deemed validly served if it is sent through the post in a prepaid envelope addressed to that person at the

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

                address (or if more than one, at one of the addresses), if any, at which the Board believes him to be resident or carrying on business or to his last known address as shown on any of the Registers, and the lists of ADR Holders maintained by the ADR Depositary. The notice shall in such a case be deemed to have been given on the day following that on which the envelope containing the same is posted, unless it was sent by second class post or there is only one class of post, in which case it shall be deemed to have been given on the day next but one after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given.

      (15) Any resolution or determination of, or decision or exercise of any discretion or power by, the Board or any Director or by the chairman of any meeting under or pursuant to the provisions of this Article (including without prejudice to the generality of the foregoing as to what constitutes reasonable enquiry or as to the manner, timing and terms of any Required Disposal made by the Board under paragraph (8) above) shall be final and conclusive; and any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of, the Board or any Director pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Board shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article.


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

      (16) Paragraph (5) above shall not apply to an ADR Depositary in its capacity as such. A person (an "ADR Holder") who has an interest in shares of the Company evidenced by an American Depositary Receipt shall be deemed for the purposes of this Article to have an interest in the number of shares in the Company held by the ADR Depositary and represented by such American Depositary Receipt.

      (17) Paragraph (5) of this Article shall not apply to a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, in each case acting in its capacity as such. Where in that capacity interests in shares in the Company are held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange under arrangements recognised by the Company for the purposes of this Article any person who has rights in relation to shares in the Company in which such a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange has an interest shall be deemed to be interested in the number of shares in the Company for which such a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange is or may become liable to account to him and any interest which (by virtue of his being a tenant in common in relation to interests in shares in the Company so held by such a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange) he would otherwise be treated for the purposes of this Article as having in a larger number of shares in the Company shall (in the absence of any other reason why he should be so treated) be disregarded.

      (18) This Article shall apply notwithstanding any provision in any other of these Articles which is inconsistent with or contrary to it.

57.   Obligations relating to the Transmission Licence Holder

      The Company shall procure that, without the consent in writing of the Special Shareholder:

      (a) the Transmission Licence shall not be held by any person outside the NGG Group;

      (b) the NGG Group shall not cease to carry on, or dispose of or relinquish operational control over any asset required to carry on, the Transmission Business or the Interconnectors Business (as defined in the Transmission Licence at the Introduction), save where such cessation, disposal or relinquishment is required by law or is permitted pursuant to or by virtue of the terms of the Transmission Licence (and the term "dispose" shall be construed in accordance with the definition of "disposal" in Condition 16 of the Transmission Licence at the Introduction);

      (c) neither the Company nor any Affiliate of the Company shall carry on in the United Kingdom any activity which requires a generation or supply licence or which is exempted from such requirement under or by virtue of the Electricity Act 1989, save where such activity is expressly permitted under the terms of the Transmission Licence at the Introduction and that neither the Company nor any Affiliate of the Company shall be engaged outside the United Kingdom in the generation of electricity to be imported into the United Kingdom;

      (d) no employee or director of a Restricted Person which is neither the Company nor any other member of the NGG Group shall be a director of the Company, the Transmission Licence Holder or of any holding company thereof (which term shall have the meaning ascribed to it in Article 54(3)(b) above); and

      (e) the Transmission Licence Holder shall not carry on activities other than:-

                (i) those required or contemplated on the part of the Transmission Licence Holder (in its capacity as the holder of the Transmission Licence) by the Transmission Licence or the Electricity Act 1989 or connected therewith or consequential thereto; or

                (ii)  those carried on by The National Grid
                      Company plc at or prior to the
                      Introduction,

                Provided that (but subject to paragraph (c) above) nothing in this paragraph (e) shall prevent the acquisition of any share capital by the Transmission Licence Holder in any company.

                                GENERAL MEETINGS

58.   Annual general meetings

      Subject to the requirements of the Statutes, annual general meetings shall be held at such time and place as the Board may determine.

59.   Extraordinary general meetings

      Any general meeting of the Company other than an annual general meeting shall be called an extraordinary general meeting.

60.   Convening an extraordinary general meeting

      The Board may convene an extraordinary general meeting whenever it thinks fit.

                            SEPARATE GENERAL MEETINGS

61.   Separate general meetings

      The provisions of these Articles relating to general meetings shall apply, with necessary modifications, to any separate general meeting of the holders of shares of a class held otherwise than in connection with the variation or abrogation of the rights attached to shares of the class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares. The notice of any separate general meeting given before the date of adoption of this Article shall be as valid as if this Article had been in force at the date when the notice was given.

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

                           NOTICE OF GENERAL MEETINGS

62.   Length of notice period

      An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution or a resolution appointing a person as a director shall be convened by at least twenty-one clear days' notice. All other extraordinary general meetings shall be convened by at least fourteen clear days' notice. Notwithstanding that a meeting of the Company is convened by shorter notice than that specified in this Article, it shall be deemed to have been properly convened if it is so agreed:-

62.1 in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

62.2 in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

      The notice shall specify the day, time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such. Subject to these Articles and to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled by transmission and to the Directors and Auditors.

63.   Omission or non-receipt of notice

      The accidental omission to give notice of a meeting or to send an instrument of proxy with a notice (where required by these Articles) to, or the non-receipt of a notice or instrument of proxy by, any person entitled to receive either or both shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

64.   Quorum

      No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

65.   Procedure if quorum not present

      If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall stand adjourned to such other day (not being less than ten nor more than twenty-eight days later) and at such time and place as the chairman of the meeting may decide and at such adjourned meeting one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum. The company shall give not less than seven clear days' notice in writing of any meeting adjourned through want of a quorum and the notice shall state that one member present in person or by proxy (whatever the number of shares held by him) shall be a quorum.

66.   Chairman of general meeting

66.1 The chairman (if any) of the Board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If there is no such chairman or deputy chairman, or if at any meeting neither the chairman nor a deputy chairman is present within five minutes after the time appointed for the commencement of the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman, if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairman.

66.2 The chairman may invite any person to attend and speak at any general meeting of the Company whom the chairman considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting.

67.   Directors' right to attend and speak

      Each Director shall be entitled to attend and to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares or debentures in the Company.

68.   Meeting at more than one place and/or in a series of rooms

68.1 A general meeting or adjourned meeting may be held at more than one place. The notice of meeting will specify the place at which the chairman will be present (the "Principal Place") and a letter accompanying the notice will specify any other place(s) at which the meeting will be held simultaneously.

68.2 A general meeting or adjourned meeting will be held in one room or a series of rooms at the place specified in the notice of meeting or any other place at which the meeting is to be held simultaneously.

68.3 If the meeting is held in more than one place and/or in a series of rooms, it will not be validly held unless all persons entitled to attend and speak at the meeting are able:

      68.3.1 if excluded from the Principal Place or the room in which the chairman is present, to attend at one of the other places or rooms; and

      68.3.2 to communicate with one another audio visually throughout the meeting.

      The Board may make such arrangements as it thinks fit for simultaneous attendance and participation at the meeting and may vary any such arrangements or make new arrangements. Arrangements may be notified in advance or at the meeting by whatever means the Board thinks appropriate to the circumstances. Each person entitled to attend the meeting will be bound by the arrangements made by the Board.

68.4 Where a meeting is held in more than one place and/or a series of rooms, then for the purpose of these Articles the meeting shall consist of all those persons entitled to attend and participate in the meeting who attend at any of the places or rooms.

69.   Security arrangements

      The Board may direct that members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to such general meeting to any member or proxy who fails to submit to such searches or to otherwise comply with such security arrangements or restrictions.

70.   Adjournments

      The chairman may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either indefinitely or to such time and place as the chairman may decide if it appears to the chairman that:-

70.1 the members wishing to attend cannot be conveniently accommodated in the place appointed for the meeting;

70.2 the conduct of persons present prevents, or is likely to prevent, the orderly continuation of business; or

70.3 an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

      In addition, the chairman may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to such time and place as the chairman may decide. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the Board.

      No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

71.   Notice of adjourned meeting

      Where a meeting is adjourned indefinitely, the Board shall fix the time and place for the adjourned meeting. Whenever a meeting is adjourned for fourteen days or more or indefinitely, seven clear days' notice at the least, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

72.   Method of voting

      At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll a poll is duly demanded. Subject to the Statutes, a poll may be demanded by:-

72.1  the chairman of the meeting;

72.2 at least five members present in person or by proxy and entitled to vote at the meeting;

72.3 any member or members present in person or by proxy and representing in aggregate at least one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or

72.4 any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

      Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

73.   Right to withdraw demand for a poll

      The demand for a poll may, before the earlier of the close of the meeting and the taking of the poll, be withdrawn but only with the consent of the chairman and, if a demand is withdrawn, any other members entitled to demand a poll may do so. If a demand is withdrawn, it shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

74.   Procedure if poll demanded

      If a poll is duly demanded, it shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.


75.   When poll to be taken

      A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not more than thirty days after the poll is demanded) and at such time and place as the chairman directs. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

76.   Continuance of other business after poll demanded

      The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

77.   Chairman's casting vote

      In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

78.   Proposal or amendment of resolution

      A resolution proposed by the chairman does not need to be seconded. In the case of a resolution duly proposed as an extraordinary or special resolution, no amendment to that resolution (other than an amendment to correct a patent error) may be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution no amendment to that resolution (other than an amendment to correct a patent error) may be considered or voted upon unless at least forty-eight hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed, notice in writing of the terms of the amendment and of the intention to move the amendment has been lodged at the Office or the chairman in his absolute discretion decides that it may be considered and voted upon.

79.   Amendment of resolution ruled out of order

      If an amendment is proposed to any resolution under consideration which the chairman rules out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

                                VOTES OF MEMBERS

80.   Votes of members

      Subject to any rights or restrictions attached to any shares and to any other provisions of these Articles, on a show of hands every member who is present in person shall have one vote and on a poll every member shall have one vote for every share of which he is the holder.

81.   Votes of joint holders

      In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register.

82.   Votes of member suffering incapacity

      A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

83. No right to vote where sums overdue on shares

      No member shall, unless the Board otherwise decides, vote at any general meeting or at any separate meeting of holders of any class of shares in the Company, either in person or by proxy, or exercise any other right or privilege as a member in respect of any share in the Company held by him unless all moneys presently payable by him in respect of that share have been paid.

84.   Votes on a poll

      On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

85.   Objections or errors in voting

      If:-

85.1 any objection shall be raised to the qualification of any voter;

85.2 any votes have been counted which ought not to have been counted or which might have been rejected; or

85.3 any votes are not counted which ought to have been counted the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

                                     PROXIES

86.   Execution of an instrument of proxy

      An instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorised in writing or, if the appointor is a corporation, either under its Seal or under the hand of an officer, attorney or other person authorised to sign it. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer of that corporation, it shall be assumed, unless the contrary is shown, that such officer was duly authorised to sign that instrument on behalf of that corporation without further evidence of that authorisation. A proxy need not be a member of the Company.

87.   Times for deposit of an instrument of proxy

      The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board, shall:

87.1 be deposited at the Office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than forty-eight hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

87.2 in the case of a poll taken more than forty-eight hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll; or

87.3 where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting or to any Director.

88.   Form of proxy

      An instrument of proxy shall be in any usual form or any other form which the Board may approve. The Board may, if it thinks fit but subject to the Statutes, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to include the right to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The proxy shall, unless the contrary is stated in it, be as valid for any adjournment of the meeting as for the meeting to which it relates.

89.   Validity of proxy

      A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid, notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice in writing of such determination was received by the Company at the Office (or at such other place in the United Kingdom as was specified for the delivery of instruments of proxy in the notice convening the meeting or adjourned meeting or other accompanying document) not later than the last time at which an instrument of proxy should have been delivered in order to be valid for use at the meeting

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      or on the holding of the poll at which the vote was given or the poll demanded.

90.   Maximum validity of proxy

      An instrument of proxy shall cease to be valid after the expiration of twelve months from the date of its execution.

                                    DIRECTORS

91.   Number of Directors

      Unless otherwise determined by ordinary resolution of the Company, the number of Directors (disregarding alternate directors) shall not be less than two but shall not be subject to any maximum number.

92.   No shareholding qualification for Directors

      No shareholding qualification for Directors shall be required.


                            REMUNERATION OF DIRECTORS

93.   Ordinary remuneration

      Each of the Directors shall be paid a fee for his services at such rate as may from time to time be determined by the Board or by a committee authorised by the Board provided that the aggregate of such fees (excluding any amounts payable under any other provision of these Articles) shall not exceed (pound)500,000 per annum or such higher amount as the Company by ordinary resolution may determine from time to time. Such fee shall be deemed to accrue from day to day.

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94.   Expenses

      The Directors may be paid all travelling, hotel and other expenses properly incurred by them in the conduct of the Company's business performing their duties as Directors including all such expenses incurred in connection with attending and returning from meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in connection with the business of the Company.

95.   Extra remuneration

      Any Director who is appointed to any executive office or who serves on any committee or who devotes special attention to the business of the Company or goes or resides abroad for any purposes of the Company shall (unless the Company by ordinary resolution determines otherwise) receive such remuneration or extra remuneration by way of salary, commission, participation in profits or otherwise as the Board or any committee authorised by the Board may determine.

                               ALTERNATE DIRECTORS

96.   Appointment, removal and resignation

      Any Director (other than an alternate Director) may, by notice in writing delivered to the Secretary at the Office or in any other manner approved by the Board, appoint any person to be his alternate and may revoke any such appointment. If the alternate Director is not already a Director, the appointment unless previously approved by the Board, shall have effect only upon and subject to its being so approved. Any appointment of an

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      alternate will only have effect once the person who is to be appointed has consented to act. If his appointor so requests, an alternate Director shall (subject to his giving to the Company an address for service within the United Kingdom) be entitled to receive notice of all meetings of the Board or of committees of the Board of which his appointor is a member, to attend and vote and be counted in the quorum as a Director at any such meeting at which his appointor is not personally present, and generally, in the absence of his appointor, at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at the meeting, these Articles shall apply as if he were a Director. A Director present at a meeting of the Board or committee of the Board and appointed alternate for another Director shall have an additional vote for each of his appointors absent from such meeting (but shall count as one only for the purpose of determining whether a quorum is present). Execution by an alternate Director of any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor. An alternate Director shall cease to be an alternate Director if he resigns or if for any reason his appointment is revoked or if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment as if he had not retired. The appointment of an alternate Director shall be revoked on the happening of any event which, if he were a Director, would cause him to vacate such office under these Articles.
      All appointments and revocations of appointments and resignations of alternate Directors shall be in

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      writing and left at the Office or delivered at a meeting of the Board, or in any other manner approved by the Board.

97.   Alternate to be responsible for his own acts and remuneration of alternate

      An alternate Director shall be deemed an officer of the Company and shall be subject to these Articles relating to Directors (except as regards power to appoint an alternate and remuneration) and an alternate Director shall not be deemed the agent of his appointor and shall alone be responsible to the Company for his acts and defaults. An alternate Director may contract and be interested in and benefit from contracts or arrangements or transactions and be paid expenses and indemnified to the same extent as if he were a Director but, save to the extent that his appointor directs the payment to him of part or all of the remuneration which would otherwise be payable to his appointor, he shall not be entitled to any remuneration from the Company for acting in that capacity.

                               EXECUTIVE DIRECTORS

98.   Executive Directors

      The Board or any committee authorised by the Board may from time to time appoint one or more of its body to hold any employment or executive office with the Company (including that of a managing director) for such period (subject to the Statutes) and on such other terms as the Board or any committee authorised by the Board may decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the Director may have against the Company or that the Company may have against the Director for any breach of any contract of service between him and the Company. A Director so appointed may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) in such manner as the Board or any committee authorised by the Board may decide and either in addition to or in place of his ordinary remuneration as a Director.

                         POWERS AND DUTIES OF DIRECTORS

99. General powers of the Company vested in the Board

      Subject to the Statutes, the Memorandum of Association of the Company and these Articles and to any directions given by the Company in general meeting by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company. No alteration of the Memorandum of Association or these Articles and no such special resolution shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this Article shall not be limited by any special power given to the Board by any other Article.

                         DELEGATION OF DIRECTORS' POWERS

100.  Agents

      The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such terms (including terms as to remuneration) and subject to such conditions as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by committee authorised by the Board.

101.  Delegation to individual Directors

      The Board may entrust to and confer upon a Director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms (subject to the Statutes) and subject to such conditions and with such restrictions as it may decide and either collaterally with or to the exclusion of its own powers, authorities and discretions. The Board may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

102.  Delegation to committees

102.1 The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons as it thinks fit (whether a member or members of its body or not) provided that the majority of the members of the committee are Directors. Any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee). Subject to any regulations imposed on it by the Board, the proceedings of any committee consisting of two or more members shall be governed by the provisions in these Articles for regulating proceedings of the Board so far as applicable except that no meeting of that committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of the committee present at the meeting are Directors. A member of a committee shall be paid such remuneration (if any) in such manner as the Board may decide, and, in the case of a Director, either in addition to or in place of his ordinary remuneration as a Director.

102.2 The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

                                 SPECIFIC POWERS

103.  Provision for employees

      The Board may exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

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104.  Borrowing Powers

104.1 The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

104.2 The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to secure (but as regards subsidiary undertakings only in so far as by the exercise of such rights or powers of control the Board can secure) that the aggregate principal amount from time to time outstanding of all borrowings by the Group (exclusive of borrowings owing by one member of the Group to another member of the Group) shall not at any time without the previous sanction of an ordinary resolution of the Company exceed an amount equal to four times the Adjusted Capital and Reserves.

104.3 For the purposes of this Article:-

      104.3.1 "the Adjusted Capital and Reserves" means the aggregate of:-

                104.3.1.1 the amount paid up on the issued share capital of the Company;


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

                104.3.1.2 the amounts standing to the credit of the capital and revenue reserves of the Company and its subsidiary undertakings (including any share premium account, capital redemption reserve, reserves arising on a revaluation of fixed assets or on consolidation and any credit balance on profit and loss account);

                104.3.1.3 the amounts, so far as attributable to the Company or a subsidiary undertaking, standing to the credit of investment grants equalisation account, deferred regional development grants equalisation account or any other equalisation account of a similar nature; and

                104.3.1.4 the amounts, so far as attributable to the Company or a subsidiary undertaking, set aside for the purpose of deferred tax or any other account of a similar nature;

                as shown by the then latest audited balance sheet but after:-

                104.3.1.5 making such adjustments as may be appropriate to reflect any variation in the amount of the paid up share capital or reserves since the date of the relevant audited balance sheet and any variation in the amounts attributable to the interest of the Company in the share capital of any subsidiary undertaking and so that for this purpose if any issue or proposed issue of shares by a member of the Group for cash has been underwritten then

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

                             such shares shall be deemed to have been issued and the amount (including any premium) of the subscription monies payable in respect thereof (not being monies payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional); and

                104.3.1.6 making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than to a member of the Group) out of profits earned up to and including the date of the audited balance sheet of the Group to the extent that such distribution is not provided for in such balance sheet;

                104.3.1.7 deducting the amount of any debit balance on profit and loss account existing at the date of the relevant audited balance sheet to the extent that a deduction has not already been made on that account; and

                104.3.1.8 adding back sums equivalent to the amount of goodwill arising on acquisitions of companies and businesses remaining part of the Group at the date of calculation and which, at that date, had been written off against share capital and reserves in accordance with United Kingdom accounting practice.

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

      104.3.2 "borrowings" include not only items referred to as borrowings in the audited balance sheet but also the following, except in so far as otherwise taken into account:-

                104.3.2.1 the nominal amount of any issued share capital and the principal amount of any debentures or borrowed moneys of any person, the beneficial interest in which is not for the time being owned by a member of the Group, and the payment or repayment of which is the subject of a guarantee or indemnity by a member of the Group or is secured on the assets of any member of the Group;

                104.3.2.2 the outstanding amount raised by acceptances by any bank or accepting house under any acceptance credit opened on behalf of and in favour of any member of the Group, not being acceptances of trade bills for the purchase of goods or services in the ordinary course of business;

                104.3.2.3 the principal amount of any debenture (whether secured or unsecured) of a member of the Group, which debenture is owned otherwise than by another member of the Group Provided that where the amount raised by the Company or any of its subsidiary undertakings by the issue of any debentures, debenture stocks, loan stocks, bonds, notes or other indebtedness is less than the nominal or principal amount thereof (including for these purposes any fixed or minimum premium payable

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

                             on final redemption or repayment but disregarding the expenses of any such issue) the amount to be treated as monies borrowed for the purpose of this Article shall, so long as the nominal or principal amount of such monies borrowed is not presently due and payable, be the nominal or principal amount thereof (together with any fixed or minimum premium payable on final redemption or repayment) but after deducting therefrom the unexpired portion of any discount applied to such amount in the audited balance sheet of the Group. Any references in this Article to debentures or monies borrowed or the nominal or principal amount thereof shall, accordingly, be read subject to this Article
                             104.3.2.3 ;

                104.3.2.4 the principal amount of any preference share capital of any subsidiary undertaking owned otherwise than by a member of the Group;

                104.3.2.5 any fixed or minimum premium payable on the repayment of any borrowing or deemed borrowing; and

                104.3.2.6 the capital value of any financial lease required to be capitalised and treated as a liability in the audited balance sheet by any applicable accounting standard (as defined in section 256 of the Act) from time to time in force;, but do not include:-

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

                104.3.2.7 monies borrowed by a member of the Group for the purpose of repaying the whole or any part of any borrowings of such member of the Group or any other member of the Group for the time being outstanding and so to be applied within six months of being so borrowed, pending their application for such purpose within such period;

                104.3.2.8 monies borrowed by a member of the Group for the purpose of financing any contract in respect of which any part of the price receivable by that member or any other member of the Group is guaranteed or insured by the Export Credits Guarantee Department, or by any other governmental department or agency fulfilling a similar function, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

                104.3.2.9 for a period of twelve months from the date upon which a company becomes a member of the Group, an amount equal to the monies borrowed by such company outstanding at the date when it becomes such a member provided always that monies borrowed by the Group (including monies otherwise excluded by the application of this sub-paragraph) must not exceed an amount equal to five times the Adjusted Capital and Reserves; and

                104.3.2.10   an amount equal to the minority
                             proportion of monies borrowed by

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                             a partly owned subsidiary of the Group (after
                             excluding any monies borrowed owing between members of the Group) except to the extent that such monies borrowed are guaranteed by the Company or any wholly owned subsidiary undertaking of the Company. For these purposes the minority proportion shall be the proportion of the issued equity share capital of such partly owned subsidiary which is not for the time being beneficially owned within the Group. Monies borrowed by a member of the Group from a partly owned subsidiary of the Group which would fall to be excluded as being monies borrowed owing between members of the Group shall nevertheless be included to the extent of an amount equal to such minority proportion of such monies borrowed; and

                104.3.2.11 sums advanced or paid to any member of the Group (or its agents or nominee) by customers of any member of the Group as unexpended customer receipts or progress payments pursuant to any contract between such customer and a member of the Group in relation thereto;

                provided that, in calculating borrowings under this Article there shall be credited (subject, in the case of any item held or deposited by a partly owned subsidiary undertaking, to the exclusion of a proportion thereof equal to the proportion of the issued equity share capital of the partly owned subsidiary undertaking which is not attributable to the Company or any subsidiary undertaking of the Company) against the amount of any monies borrowed the aggregate of:-

                (a)   cash in hand of the Group; and

                (b) cash deposits and the balance on each current account of the Group with banks in the United Kingdom and/or elsewhere if the remittance of the cash to the United Kingdom is not prohibited by any law, regulation, treaty or official directive; and

                (c) the amount of all assets ("short term assets") as might be included in "Investments - short term loans and deposits" in a consolidated balance sheet of the Group prepared as at the date of the relevant calculation in accordance with the principles with which the then latest audited balance sheet was produced; and

                (d) the amount of any cash or short term assets securing the repayment by the Group of any amount borrowed by the Group deposited or otherwise placed with the trustee or similar entity in respect of the relevant borrowing; and

      104.3.3 where the aggregate principal amount of borrowings required to be taken into account for the purposes of this Article on any particular date is being ascertained:-

                104.3.3.1 monies borrowed by the Company or any subsidiary undertaking expressed in or calculated by reference to a currency other than sterling shall be converted into sterling by reference to the rate of exchange used for the conversion of such currency in preparation of the audited balance sheet which forms the basis of the calculation of the Adjusted Capital and Reserves or, if such calculation did not involve the relevant currency, by reference to the rate of exchange or approximate rate of exchange ruling as at the date of the aforesaid audited balance sheet as the Auditors may consider appropriate for this purpose; and

                104.3.3.2 if under the terms of any borrowing, the amount of money that would be required to discharge the principal amount of such borrowing in full if it fell to be repaid (at the option of the Company or by reason of default) on such date is less than the amount that would otherwise be taken into account in respect of such borrowing for the purpose of this Article, the amount of such borrowing to be taken into account for the purpose of this Article shall be such lesser amount;

      104.3.4 "audited balance sheet" means the audited balance sheet of the Company prepared for the purposes of the Statutes or, if an audited consolidated balance sheet of the Company and its subsidiary undertakings (with such exceptions as may be permitted in the case of a consolidated balance sheet prepared for the purposes of the Statutes) has been prepared for those purposes for the same financial year, means that audited consolidated balance sheet in which event all references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively and there shall be excluded any amounts attributable to outside interests in subsidiary undertakings;

      104.3.5 the Company may from time to time change the accounting convention on which the audited balance sheet is based, provided that any new convention adopted complies with the requirements of the Statutes; if the Company should prepare its main audited balance sheet on the basis of one such convention, but a supplementary audited balance sheet or statement on the basis of another, the main audited balance sheet shall be taken as the audited balance sheet for the purposes of this Article; and

      104.3.6 "the Group" means the Company and its subsidiary undertakings (if any) other than those subsidiary undertakings authorised or required to be excluded from consolidation in the Company's group accounts pursuant to section 229 of the Act.

104.4 The certificate of the Auditors as to the amount of the Adjusted Capital and Reserves at any time shall be conclusive and binding on all concerned. Nevertheless the Board may act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves at any time and if in consequence the limit contained in this
      Article is inadvertently exceeded an amount of borrowings equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a certificate of the Auditors or otherwise the Board became aware that such a situation has or may have arisen.

104.5 Notwithstanding the foregoing, no lender or other person dealing with the Company shall be concerned to see or inquire whether the limit imposed by this Article is observed and no borrowing incurred or security given in excess of such limit shall be invalid or ineffectual, except in the case of express notice to the lender or the recipient of the security at the time when the borrowing was incurred or the security given that the limit imposed by this Article had been or was thereby exceeded.

                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

105.  Number to retire by rotation

      At every annual general meeting one-third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office but, if there are fewer than three Directors who are subject to retirement by rotation, they shall retire.

106.  Identity of Directors to retire

      Subject to the Statutes and these Articles, the Directors to retire by rotation on each occasion shall be those who have been longest in office since their last appointment or reappointment, but as between persons who became or were last reappointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at start of business on the date of the notice convening the annual general meeting and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after that time on the date of the notice but before the close of the meeting.

107.  Retiring Director to remain in office until successor appointed

      Subject to these Articles, the Company at the meeting at which a Director retires by rotation may fill the vacated office and in default, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost.

108.  Eligibility for appointment as a Director

      No person other than a Director retiring, whether by rotation or otherwise, shall be appointed or reappointed a Director at any general meeting unless:-

108.1 he is recommended by the Board; or

108.2 not less than seven nor more than forty-two clear days before the day appointed for the meeting, notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been delivered to the Office of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company's register of Directors together with notice executed by that person of his willingness to be appointed or reappointed.

109.  Power of the Company to appoint Directors

      Subject to these Articles, the Company may by ordinary resolution appoint any person who is willing to act to be a Director, either to fill a vacancy on or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles.

110.  Power of the Board to appoint Directors

      Without prejudice to the power of the Company in general meeting under these Articles to appoint any person to be a Director, the Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors or the number of Directors who are to retire by rotation at the meeting. If not reappointed at such annual general meeting, he shall vacate office at the conclusion of the meeting.

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

111.  Position of retiring Directors

      Subject to these Articles, a Director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed or deemed to be reappointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

112.  Company's power to remove a Director and appoint another in his place

      In addition to any power conferred by the Statutes, the Company may by an ordinary resolution remove any Director before the expiration of his period of office and may, subject to these Articles, by ordinary resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or reappointed a Director.

113.  Vacation of office by Directors

      Without prejudice to the provisions for retirement by rotation or otherwise contained in these Articles, the office of a Director shall be vacated if:-

113.1 he resigns his office by notice delivered to the Office or tendered at a meeting of the Board;

113.2 he becomes bankrupt or makes any arrangement or composition with his creditors generally;


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113.3 he is or has been suffering from mental ill health or becomes a patient for any purpose of any statute relating to mental health and the Board resolves that his office is vacated;

113.4 without the permission of the Board, he is absent from meetings of the Board for 6 consecutive months (whether or not an alternate appointed by him attends) and the Board resolves that his office is vacated;

113.5 he ceases to be a Director by virtue of the Statutes or is prohibited by law from being a Director or is removed from office under these Articles;

113.6 his resignation is requested by all other Directors (provided those Directors are not less than three in number) by notice delivered to the Office or tendered at a meeting of the Board and, for this purpose, like notices each signed by a director shall be as effective as a single notice signed by all the Directors; or

113.7 he is appointed to the office for a fixed term and that term expires without him being reappointed.

114.  Director not to retire on account of age

      No person shall be disqualified from being appointed a Director, and no Director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age nor shall it be necessary by reason of his age to give special notice under the Statutes of any resolution. Where the Board convenes any general meeting of the Company at which (to the knowledge of the Board) a Director will be proposed for appointment or reappointment who will have

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      attained the age of seventy years or more at the date for which the meeting is convened, the Board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any appointment or reappointment of that Director, at that meeting.

                              DIRECTORS' INTERESTS

115. Contracts between a Director and the Company or a company in which the Company is interested

115.1 Subject to the Statutes, and provided that a Director has disclosed to the Board the nature and extent of his material interest, that Director notwithstanding his office:-

      115.1.1 may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company (otherwise than as Auditor) and in either such case on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) and otherwise as the Board may determine; any such remuneration shall be either in addition to or in lieu of any remuneration provided for, by or pursuant to any other Article;

      115.1.2 may be a party to, or otherwise interested in, any contract with the Company or in which the Company is otherwise interested;


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      115.1.3   may be a director or other officer of, or employed by, or a party to any contract with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

      115.1.4 shall not, by reason of his office, be accountable to the Company for any remuneration or benefit which he derives from any such office or employment or from any such contract or from any interest in such body corporate and no such contract shall be liable to be avoided on the ground of any such interest or benefit.

      For the purposes of this Article 115.1:-

      115.1.5 a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract of the nature and extent so specified; and

      115.1.6 an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as his interest.

115.2 The Board may cause any voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised in such

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

      manner in all respects as it thinks fit, including the exercise of either of such powers in favour of a resolution appointing the Directors, or any of them, to be directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

115.3 Save as otherwise provided by these Articles, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any matter in which he has to his knowledge, directly or indirectly, an interest (other than his interest in shares or debentures or other securities of, or otherwise in or through, the Company) or duty which (together with any interest of a person connected with him as described in Article 115.4) is material and, if he shall do so, his vote shall not be counted. A Director shall be entitled to vote on and be counted in the quorum in respect of any resolution concerning any of the following matters:-

      115.3.1 the giving to him of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

      115.3.2 the giving by the Company of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a

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                guarantee or indemnity or by the giving of security;

      115.3.3 his subscribing or agreeing to subscribe for, or purchasing or agreeing to purchase, any shares, debentures or other securities of the Company or any of its subsidiary undertakings as a holder of securities, or his being, or intending to become, a participant in the underwriting or sub- underwriting of an offer of any such shares, debentures, or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

      115.3.4 any contract concerning any company not being a company in which the Director owns one per cent. or more (as defined in Article
                115.5 below), in which he is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise;

      115.3.5 any contract concerning the adoption, modification or operation of a superannuation fund, retirement, death or disability benefit scheme or personal pension scheme which relates both to Directors and employees of the Company or of any of its subsidiary undertakings and which either:-

      115.3.5.1 has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes; or


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      115.3.5.2 which does not accord to any Director as such any privilege or advantage not accorded to the employees to which such fund or scheme relates;

      115.3.6 any contract for the benefit of employees of the Company or any of its subsidiary undertakings under which he benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

      115.3.7 any contract concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors.

115.4 A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote on and be counted in the quorum in relation to each resolution which does not concern either:
      (a) his own appointment or the settlement or variation of the terms or the termination of his own appointment; or (b) the

                                    - 95 -
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      appointment of another Director to an office or place of profit with a company in which the Company is interested and in which the Director seeking to vote or be counted in the quorum is interested by virtue of owning of one per cent. or more (as defined in Article 115.5).

      For the purposes of this Article 115.4, an interest of a person who is, for any purpose of the Statutes (excluding any statutory modification thereof not in force when this Article 115.4 becomes binding on the Company), connected (which word shall have the meaning given to it by section 346 of the Act) with a Director shall be treated as an interest of the Director and, in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

115.5 A company shall be deemed to be a company in which a Director owns one per cent. or more if and so long as he is directly or indirectly the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For this purpose, there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder (if and so long as some other person is entitled to receive the income from such trust) and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

115.6 Where a company in which a Director owns one per cent. or more is materially interested in a contract, he shall

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

      also be deemed to be materially interested in that contract.

115.7 References in this Article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

115.8 If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the Director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to the Director) has not been fairly disclosed to the Board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the Board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman (so far as it is known to the chairman) has not been fairly disclosed to the Board.


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                       DIRECTORS' GRATUITIES AND PENSIONS

116.  Directors' gratuities and pensions

      The Board or any committee authorised by the Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities, pensions, annuities, allowances, bonuses or by insurance or otherwise, for any Director or former Director who holds or who has held but no longer holds any executive office, other office, place of profit or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office, place of profit or employment) establish, maintain, support, subscribe to and contribute to any scheme trust or fund for the benefit of all or any such persons and pay premiums for the purchase or provision of any such benefits. The Board or any committee authorised by the Board may procure any of these matters to be done by the Company either alone or in conjunction with any other person. No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director.

                            PROCEEDINGS OF THE BOARD

117.  Board meetings

      The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A Director

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

      may, and the Secretary on the requisition of a Director shall, convene a meeting of the Board.

118.  Notice of Board meetings

      Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board meetings shall during his absence be sent in writing to him at an address given by him to the Company for this purpose, but such notices need not be given any earlier than notices given to Directors not so absent and in the absence of any such request it shall not be necessary to give notice of a Board meeting to any Director who is for the time being absent from the United Kingdom. A Director may waive notice of any meeting either before or after the meeting.

119.  Voting

      Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

120.  Quorum

      The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two. Subject to these Articles, any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director

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

      objects and if otherwise a quorum of Directors would not be present.

121.  Board vacancies below minimum number

      The continuing Directors or a sole continuing Director may act notwithstanding any vacancies on the Board, but, if the number of Directors is less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act only for the purpose of filling vacancies on the Board or of convening a general meeting of the Company. If there are no Directors or Director able or willing to act, then any two members may call a general meeting of the Company for the purpose of appointing Directors.

122.  Appointment of chairman

      The Board may appoint a Director to be the chairman of the Board and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of the Board at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

123.  Competence of the Board

      A meeting of the Board at which a quorum is present shall be competent to exercise all powers, authorities and discretions for the time being vested in or exercisable by the Board.

124.  Participation in meetings by telephone

      All or any of the members of the Board or any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to hear and speak to each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is.

125.  Written resolutions

      A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Board (if that number is sufficient to constitute a quorum) or by all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or that committee duly convened and held and may be contained in one document or in several documents in like form each signed by one or more of the Directors or members of that committee. A resolution in writing may be evidenced by letter, telex, cable, electronic mail, facsimile or otherwise as the Board may from time to time resolve.

126.  Registers

      Subject to the Statutes, the Company may keep an overseas, local or other register in any place, and the Board may make and vary such regulations as it may think fit concerning the keeping of the register.


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

127.  Company books

      The Board shall cause minutes to be made in books kept for the purpose of recording:-

127.1 all appointments of officers made by the Board;

127.2 all proceedings at meetings of the Company, of the holders of any class of shares in the Company and of the Board and of committees of the Board, including the names of the Directors or members of a committee of the Board present at each such meeting.

      Subject to the Statutes, any such minutes if purporting to be signed by the chairman of the meeting at which the appointments were made or proceedings held or by the chairman of the next succeeding meeting, shall be sufficient evidence of the facts therein stated without any further proof.

128.  Validity of acts of the Board or a committee

      All acts done by the Board or by a committee of the Board, or by a person acting as a Director or member of a committee of the Board shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, member of a committee of the Board, or person acting as a Director, or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if each such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

                                    SECRETARY

129.  Appointment of Secretary

      Subject to the Statutes, the Secretary shall be appointed by the Board at such remuneration and upon such terms as it thinks fit and any Secretary so appointed may be removed by the Board.

                                    THE SEAL

130.  Use of seal

130.1 The Seal shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf. The Board or any such committee may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by one Director and the Secretary or by two Directors, and any instrument to which an official seal is applied need not, unless the Board for the time being otherwise decides or the law otherwise requires, be signed by any person.

130.2 Notwithstanding the provisions of Article 102, a committee authorised by the Board for the purposes of Article 130.1 may consist entirely or in any proportion of persons other than Directors. Except in relation to the provisions covering the proportion of members of a committee who must be Directors and the related quorum restrictions, the provisions of Article 102 shall apply to such a committee.

131.  Execution as a deed without sealing

      Where the Statutes so permit, any instrument signed by one Director and the Secretary or by two Directors and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it to have effect as a deed without the authority of the Board or of a committee authorised by the Board in that behalf.

132.  Official seal

      The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad, and such powers shall be vested in the Board.

                                    DIVIDENDS

133.  Company may declare dividends

      Subject to the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board.

134. Board may pay interim dividends and fixed dividends

      Subject to the Statutes, the Board may pay interim dividends if it appears to the Board that they are justified by the financial position of the Company. If the share capital of the Company is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights to dividends as well as on shares which confer preferential or special rights to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also pay at intervals settled by it any dividend payable at a fixed date if it appears to the Board that the financial position of the Company justifies the payment. If the Board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss which they may suffer by reason of the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

135.  Calculation and currency of dividends

      Except in so far as the rights attaching to any share otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, but (for the purposes of this Article only) no amount paid up on a share in advance of calls shall be treated as paid up on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Dividends may be declared or paid in any currency and the Board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

136.  Non-cash dividends

      A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets and, in particular, of paid-up shares or debentures of any other company and, where any difficulty arises concerning such distribution, the Board may settle it as the Board thinks expedient and in particular, may issue fractional certificates or authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the basis of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as the Board may consider expedient.

137.  Scrip dividends

      Subject to the Statutes, the Board may, if authorised by an ordinary resolution of the Company, offer the holders of ordinary shares (subject to such exclusions or other arrangements as the Board may consider necessary or expedient in relation to any legal or practical problems under the laws of any overseas territory or the requirements of any regulatory body or stock exchange) the right to elect to receive new ordinary shares, credited as fully paid, instead of cash for all or part (as determined by the Board) of the dividend specified by the ordinary resolution. The following provisions shall apply:-

137.1 an ordinary resolution may specify a particular dividend or dividends (whether or not already declared), or may specify all or any dividends declared within a specified period, but such period may not end later than the fifth anniversary of the date of the meeting at which the ordinary resolution is passed;

137.2 the basis of allotment to each holder of ordinary shares shall be such number of new ordinary shares credited as fully paid as have a value as nearly as possible equal to (but not greater than) the amount of the dividend (disregarding any tax credit) which he has elected to forego. For this purpose, the "value" of an ordinary share shall be deemed to be whichever is the greater of its nominal value and the average of the middle market quotations for the Company's ordinary shares on the London Stock Exchange as derived from the Daily Official List on the day on which the shares are first quoted "ex" the relevant dividend and the four subsequent dealing days or in such other manner as may be determined by or in accordance with the ordinary resolution. A certificate or report by the Auditors as to the amount of the value in respect of any dividend shall be conclusive evidence of that amount;

137.3 no fraction of an ordinary share shall be allotted and if any holder of ordinary shares would otherwise be entitled to fractions of a share, the Board may deal with the fractions as it thinks fit;

137.4 the Board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds which may be capitalised to give effect to the election following the Board's determination of the basis of allotment;

137.5 on or as soon as practicable after announcing that the Board is to declare or recommend any dividend, the Board, if it intends to offer an election for that dividend, shall also announce that intention and having determined the basis of allotment, shall notify the holders of ordinary shares in writing of the right of election offered to them, and shall send with, or following, such notification, forms of election and shall specify the procedure to be followed and place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective;

137.6 the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on ordinary shares in respect of which an election has been duly made (the "elected shares") and instead additional ordinary shares shall be allotted to the holders of the elected shares on the basis of allotment so determined. For such purpose, the Board shall capitalise, out of any amount standing to the credit of any reserve or fund (including the profit and loss account), whether or not the same is available for distribution, as the Board may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to the holders of the elected shares on that basis;

137.7 the additional ordinary shares so allotted shall be allotted as of the record date for the dividend for which the right of election has been offered and shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that they will not rank for any dividend or other distribution entitlement which has been declared, made, paid or is payable by reference to that record date; and

137.8 the Board may establish or vary a procedure for election mandates whereby a holder of ordinary shares may elect concerning future rights of election offered to that holder under this Article until the election mandate is revoked following that procedure.

138. Right to deduct amounts due on shares from dividends

      The Board may deduct from any dividend or other moneys payable in respect of a share to a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

139.  No interest on dividends

      No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

140.  Payment procedure

      Any dividend or other moneys payable in respect of a share may be paid in cash or by cheque, warrant or other financial instrument, funds transfer system or by any other method as the Board may consider appropriate sent to the registered address of the person entitled (or, in the case of joint holders, to the registered address of the holder whose name stands first in the Register in respect of the share) or to such person and such address as the holder (or joint holders) may in writing to the Company direct. Such payment may be sent through the post or equivalent means of delivery or by such other means, including by electronic media, as the Board may decide. Every cheque, warrant or financial instrument shall be made payable to the person or persons entitled or to such person as the person or persons entitled may in writing direct and payment of the cheque, warrant or financial instrument shall be a good discharge to the Company. Every such cheque, warrant or financial instrument shall be sent at the risk of the person entitled to the money represented thereby. If any such cheque, warrant or financial instrument has, or shall be alleged to have, been lost, stolen or destroyed, the Board may, on request of the person entitled, issue a replacement cheque, warrant or financial instrument subject to compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Board thinks fit. Where any such dividend or other moneys is paid by any bank or other funds transfer system or such other means and to or through such person as the person or persons entitled may in writing direct, the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or where it has acted on any such directions.

141.  Receipt by joint holders

      If several persons are registered as joint holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable in respect of the share.

142. Where payment of dividends need not be made

      The Company may cease to send any cheque or warrant through the post for any dividend or other moneys payable in respect of a share which is normally paid in that manner on that share if in respect of at least two consecutive dividends payable on that share the cheques or warrants have been returned undelivered or remain uncashed (or, following one such occasion, reasonable enquiries have failed to establish any new address of the holder) but, subject to these Articles, the Company shall recommence sending cheques or warrants in respect of dividends or other moneys payable on that share if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

143.  Forfeiture of unclaimed dividends

      Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, unless the Board otherwise resolves, be forfeited and revert to the Company.

                            CAPITALISATION OF PROFITS

144.  Capitalisation of profits

144.1 Upon the recommendation of the Board, the Company may pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or all or any part of any sum standing to the credit of any reserve or fund (whether or not available for distribution).

144.2 The Board may appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but for the purposes of this Article the share premium account, the capital redemption reserve, and any reserve or fund representing profits which are not available for distribution may only be applied in paying up in full unissued shares of the Company.

144.3 The Board may authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

144.4 If any difficulty arises concerning any distribution of any capitalised reserve or fund, the Board may settle it as the Board considers expedient and in particular may issue fractional certificates, authorise any person to sell and transfer any fractions or resolve that the distribution should be made as nearly as practicable in the correct proportion or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties as the Board considers expedient.

                                  RECORD DATES

145.  Power to choose record date

      Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

                                    ACCOUNTS

146.  Records to be kept

      The Board shall cause accounting records to be kept sufficient to give a true and fair view of the Company's state of affairs and to comply with the Statutes.

147.  Copy of accounts to be sent to members

      A printed copy of every profit and loss account and balance sheet, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in general meeting, together with copies of the Directors' and of the Auditors' reports (or such documents which may be required or permitted by law to be sent in place) shall not less than twenty-one clear days before the date of the meeting be sent to every member (whether or not he is entitled to receive notices of general meetings of the Company), and to every holder of debentures of the Company (whether or not he is so entitled), and to the Auditors provided that if the Company is permitted by law to send to any member, to any holder of debentures of the Company or to the Auditors any summary financial statement in place of all or any of such profit and loss account and balance sheet or other documents, this Article shall impose no greater obligation on the Company than that imposed by law; but this Article shall not require a copy of those documents to be sent to any member or holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures.

148.  Inspection of records

      No member in his capacity as a member shall have any right of inspecting any accounting records or other book or document of the Company except as conferred by law or authorised by the Board or by ordinary resolution of the Company.

                                     NOTICES

149.  Notices must be in writing

      Any notice to be given to or by any person pursuant to these Articles shall be in writing except that a notice calling a meeting of the Board need not be in writing.

150.  Service of notice

      Any notice or other document (including a share certificate) may be served on or delivered to a member by the Company either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by so addressing the envelope and leaving it at that address or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, all notices or other documents shall be served on or delivered to the joint holder whose name stands first in the Register in respect of the joint holding and such service or delivery shall for all purposes be deemed sufficient service on or delivery to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices or other documents may be served on or delivered to him shall be entitled to have notices or other documents served on or delivered to him at that address, but otherwise no such member shall be entitled to receive any notice or other documents from the Company.

151.  When notice deemed served

      Any notice or other document, if sent by the Company by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or other document not sent by post but left by the Company at a registered address shall be deemed to have been served or delivered on the day it was so left. Any notice or other document served or delivered by the Company by any other means authorised in writing by the member concerned shall be deemed to have been served when the Company has carried out the action it has been authorised to take for that purpose. Any notice or other document to be given by the Company by advertisement shall be deemed to have been served on the day on which the advertisement appears.

152. Service of notice on person entitled by transmission

      Where a person is entitled by transmission to a share, any notice or other document shall be served upon or delivered to him by the Company, as if he were the holder of that share and the address noted in the Register were his registered address. Otherwise, any notice or other document served on or delivered to any member pursuant to these Articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder.

153.  Record date for service

      Any notice or other document may be served or delivered by the Company by reference to the Register as it stands at any time not more than fifteen days before the date of service or delivery. No change in the Register after that time shall invalidate that service or delivery. Where any notice or other document is served on or delivered to any person in respect of a share in accordance with these Articles, no person deriving any title or interest in that share shall be entitled to any further service or delivery of that notice or document.

154.  Notice when post not available

      If at any time postal services within the United Kingdom are suspended or curtailed so that the Company is unable effectively to convene a general meeting or a meeting of the holders of any class of shares in its capital by notice sent through the post, any such meeting may be convened by a notice advertised in at least one newspaper with a national circulation and in that event the notice shall be deemed to have been served on all members and persons entitled by transmission, who are entitled to have notice of the meeting served upon them, on the day when the advertisement has appeared in at least one such paper. If at least six clear days prior to the meetings the giving of notices by post to addresses throughout the United Kingdom has, in the Board's opinion, become practicable, the Company shall send confirmatory copies of the notice by post to the persons entitled to receive them.

                                   WINDING-UP

155.  Distribution in kind

      If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Statutes:-

155.1 divide among the members in kind the whole or any part of the assets of the Company (whether the assets are of the same kind or not) and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

155.2 vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall determine,

      but no member shall be compelled to accept any assets upon which there is a liability.

156.  Power of sale

      The power of sale of the liquidator shall include a power to sell wholly or partly for shares or debentures or other obligations of another company, either then already constituted or about to be constituted, for the purpose of carrying out the sale.

                                    INDEMNITY

157.  Officer's indemnity

      Subject to the Statutes, the Company may indemnify any Director or other officer against any liability. Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company and the Auditors shall be indemnified out of the assets of the Company against any liability incurred by him as a Director, other officer of the Company or as Auditor in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted or in connection with any application under the Statutes in which relief is granted to him by the court.

158.  Power to insure

      Subject to the Statutes, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company or of any other company which is a subsidiary or subsidiary undertaking of the Company or in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary undertaking is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.

                                     INDEX


Articles                                                                   Page
--------                                                                   ----

                         DEFINITIONS AND INTERPRETATION
1.       Definitions and interpretation......................................1
2.       Table "A" excluded..................................................8
3.       Form of resolutions.................................................8

                                 SHARE CAPITAL
4.       Share capital.......................................................8
5.       Rights attached to shares...........................................8
6.       Redeemable shares...................................................8
7.       Unissued shares.....................................................9
8.       Payment of commissions..............................................9
9.       Trusts not recognised...............................................9
10.      Variation of rights.................................................9
11.      Matters not constituting a variation of rights.....................10

                               SHARE CERTIFICATES
12.      Right to certificates..............................................10
13.      Issue of certificate to joint holders..............................11
14.      Sealing of certificates............................................11
15.      Replacement certificates...........................................12

                                      LIEN
16.      Company's lien.....................................................12
17.      Enforcing lien by sale after notice................................12
18.      Manner of sale.....................................................13
19.      Application of sale proceeds.......................................13

                                CALLS ON SHARES
20.      Calls..............................................................13
21.      Time of call.......................................................14
22.      Liability of joint holders.........................................14
23.      Interest...........................................................14
24.      Sums due on allotment or by way of instalment treated as calls.....14
25.      Power to differentiate.............................................15
26.      Advance payment of calls...........................................15

                              FORFEITURE OF SHARES
27.      Notice if call not paid............................................15
28.      Forfeiture if notice not complied with.............................16
29.      Notice of forfeiture...............................................16
30.      Sale of forfeited share............................................17
31.      Arrears to be paid notwithstanding forfeiture......................17
32.      Statutory declaration and validity of sale.........................17

                             UNTRACED SHAREHOLDERS
33.      Power to sell shares of untraced shareholders......................18
34.      Manner of sale and creation of debt in respect of net proceeds
                                                                            19
                               TRANSFER OF SHARES
35.      Form and execution of transfer.....................................20

36.      Right to refuse registration of partly paid share..................20
37.      Other rights to refuse registration................................21
38.      Notice of refusal..................................................21
39.      Suspension of registration.........................................21
40.      No fee for registration............................................22
41.      Retention of documents.............................................22
42.      Destruction of documents...........................................22

                             TRANSMISSION OF SHARES
43.      Transmission on death..............................................23
44.      Election by person entitled by transmission........................24
45.      Rights in respect of the share.....................................24

                             ALTERATION OF CAPITAL
46.      Increase, consolidation, sub-division and cancellation.............25
47.      Fractions..........................................................26
48.      Reduction of capital...............................................26

                                     STOCK
49.      Conversion of shares into stock....................................26
50.      Transfer of stock..................................................26
51.      Rights attaching to stock..........................................27
52.      Articles applicable to stock.......................................27

                             PURCHASE OF OWN SHARES
53.      Purchase of own shares.............................................27

                               SPECIAL PROVISIONS
54.      The Special Share..................................................28
55.      Disclosure of Interests............................................33
56.      Limitations on Shareholdings.......................................38
57.      Obligations relating to the Transmission Licence Holder............53

                                GENERAL MEETINGS
58.      Annual general meetings............................................55
59.      Extraordinary general meetings.....................................55
60.      Convening an extraordinary general meeting.........................55

                           SEPARATE GENERAL MEETINGS
61.      Separate general meetings..........................................55

                           NOTICE OF GENERAL MEETINGS
62.      Length of notice period............................................56
63.      Omission or non-receipt of notice..................................56

                        PROCEEDINGS AT GENERAL MEETINGS
64.      Quorum.............................................................57
65.      Procedure if quorum not present....................................57
66.      Chairman of general meeting........................................58
67.      Directors' right to attend and speak...............................58
68.      Meeting at more than one place and/or in a series of rooms.........58
69.      Security arrangements..............................................60
70.      Adjournments.......................................................60
71.      Notice of adjourned meeting........................................61
72.      Method of voting...................................................61
73.      Right to withdraw demand for a poll................................62
74.      Procedure if poll demanded.........................................62

75.      When poll to be taken..............................................63
76.      Continuance of other business after poll demanded..................63
77.      Chairman's casting vote............................................63
78.      Proposal or amendment of resolution................................63
79.      Amendment of resolution ruled out of order.........................64

                                VOTES OF MEMBERS
80.      Votes of members...................................................64
81.      Votes of joint holders.............................................65
82.      Votes of member suffering incapacity...............................65
83.      No right to vote where sums overdue on shares......................65
84.      Votes on a poll....................................................66
85.      Objections or errors in voting.....................................66

                                    PROXIES
86.      Execution of an instrument of proxy................................67
87.      Times for deposit of an instrument of proxy........................67
88.      Form of proxy......................................................68
89.      Validity of proxy..................................................68
90.      Maximum validity of proxy..........................................69

                                   DIRECTORS
91.      Number of Directors................................................69
92.      No shareholding qualification for Directors........................69

                           REMUNERATION OF DIRECTORS
93.      Ordinary remuneration..............................................69
94.      Expenses...........................................................70
95.      Extra remuneration.................................................70

                              ALTERNATE DIRECTORS
96.      Appointment, removal and resignation...............................70
97.      Alternate to be responsible for his own acts and remuneration of alternate.......................................................72

                              EXECUTIVE DIRECTORS
98.      Executive Directors................................................72

                         POWERS AND DUTIES OF DIRECTORS
99.      General powers of the Company vested in the Board..................73

                        DELEGATION OF DIRECTORS' POWERS
100.     Agents.............................................................73
101.     Delegation to individual Directors.................................74
102.     Delegation to committees...........................................74

                                SPECIFIC POWERS
103.     Provision for employees............................................75
104.     Borrowing Powers...................................................76

                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS
105.     Number to retire by rotation.......................................86
106.     Identity of Directors to retire....................................87
107.     Retiring Director to remain in office until successor appointed....87
108.     Eligibility for appointment as a Director..........................87
109.     Power of the Company to appoint Directors..........................88
110.     Power of the Board to appoint Directors............................88
111.     Position of retiring Directors.....................................89
112.     Company's power to remove a Director and appoint another in his place..............................................................89

113.     Vacation of office by Directors....................................89
114.     Director not to retire on account of age...........................90

                              DIRECTORS' INTERESTS
115.     Contracts between a Director and the Company or a company in which the Company is interested....................................91

                       DIRECTORS' GRATUITIES AND PENSIONS
116.     Directors' gratuities and pensions.................................98

                            PROCEEDINGS OF THE BOARD
117.     Board meetings.....................................................98
118.     Notice of Board meetings...........................................99
119.     Voting.............................................................99
120.     Quorum.............................................................99
121.     Board vacancies below minimum number..............................100
122.     Appointment of chairman...........................................100
123.     Competence of the Board...........................................100
124.     Participation in meetings by telephone............................100
125.     Written resolutions...............................................101
126.     Registers.........................................................101
127.     Company books.....................................................102
128.     Validity of acts of the Board or a committee......................102

                                   SECRETARY
129.     Appointment of Secretary..........................................103

                                    THE SEAL
130.     Use of seal.......................................................103
131.     Execution as a deed without sealing...............................103
132.     Official seal.....................................................104

                                   DIVIDENDS
133.     Company may declare dividends.....................................104
134.     Board may pay interim dividends and fixed dividends...............104
135.     Calculation and currency of dividends.............................105
136.     Non-cash dividends................................................105
137.     Scrip dividends...................................................106
138.     Right to deduct amounts due on shares from dividends..............109
139.     No interest on dividends..........................................109
140.     Payment procedure.................................................109
141.     Receipt by joint holders..........................................110
142.     Where payment of dividends need not be made.......................110
143.     Forfeiture of unclaimed dividends.................................111

                            CAPITALISATION OF PROFITS
144.     Capitalisation of profits.........................................111

                                  RECORD DATES
145.     Power to choose record date.......................................112

                                    ACCOUNTS
146.     Records to be kept................................................113
147.     Copy of accounts to be sent to members............................113
148.     Inspection of records.............................................114

                                    NOTICES
149.     Notices must be in writing........................................114
150.     Service of notice.................................................114
151.     When notice deemed served.........................................115
152.     Service of notice on person entitled by transmission..............115

153.     Record date for service...........................................116
154.     Notice when post not available....................................116

                                   WINDING-UP
155.     Distribution in kind..............................................117
156.     Power of sale.....................................................117

                                   INDEMNITY
157.     Officer's indemnity...............................................118
158.     Power to insure...................................................118